Exhibit 10.3

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY

AGREEMENT

of

AMERICAN NATIONAL STOCK TRANSFER, LLC

THE MEMBERSHIP INTERESTS REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH MEMBERSHIP INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

TABLE OF CONTENTS

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ARTICLE 1 Defined Terms		2

Section 1.01.	Definitions.	2
Section 1.02.	Other Definitional and Interpretative Provisions. The words “hereof, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The headings and captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized term used in any Exhibit but not otherwise defined therein shall have the meaning ascribed to such term in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any and all Applicable Laws.	12

ARTICLE 2 Organization		12

Section 2.01.	Formation of Limited Liability Company. The Company was formed as a Delaware limited liability company on November 2, 2012 by the execution and filing of a Certificate of Formation (the “Certificate”) by an authorized person under and pursuant to the Delaware Act. The Members agree to continue the Company as a limited liability company under the Delaware Act, upon the terms and subject to the conditions set forth in this Agreement. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Delaware Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Delaware Act, control.	12

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Section 2.02.	Company Name. The name of the Company is American National Stock Transfer, LLC. The business of the Company may be conducted under that name or such other names as the Managing Member may from time to time designate; provided, however, that the Company complies with Applicable Law relating to name changes and the use of fictitious and assumed names.	12
Section 2.03.	Purposes of the Company. The business of the Company shall be to carry on any lawful business or activity and to have and exercise all of the powers, rights and privileges which a limited liability company organized pursuant to the Delaware Act may have and exercise. The Company shall not conduct any business which is forbidden by or contrary to Applicable Law.	12
Section 2.04.	Principal Place of Business. The principal place of business of the Company shall be 405 Park Ave., 15th Floor, New York, NY 10022. The Company may establish or abandon from time to time such additional offices and places of business as the Managing Member may deem appropriate in the conduct of the Company’s business.	13
Section 2.05.	Registered Office and Agent. The name of the registered agent for service of process of the Company and the address of the Company’s registered office in the State of Delaware shall be c/o Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808, or such other agent or office in the State of Delaware as the Managing Member or the officers may from time to time determine.	13
Section 2.06.	Qualification in Other Jurisdictions. The Managing Member or the President shall, or shall cause its or his or her designee to, execute, deliver and file certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in the jurisdictions in which the Company may wish to conduct business. In those jurisdictions in which the Company may wish to conduct business in which qualification or registration under assumed or fictitious names is required or desirable, the Managing Member or the President shall cause the Company to be so qualified or registered in compliance with Applicable Law.	13
Section 2.07.	Term. The term of the Company shall continue indefinitely unless the Company is dissolved in accordance with the provisions of this Agreement and the Delaware Act.	13
Section 2.08.	Tax Treatment as Partnership. The Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Member or officer shall be a partner or joint venturer of any other Member or officer by virtue of this Agreement, for any purposes other than as is set forth in the last sentence of this Section 2.08, and this Agreement shall not be construed to the contrary. The Members intend that the Company be treated as a partnership under Treas. Reg. §301.7701-3 and analogous provisions of state and local tax laws, and the Company shall not elect to be treated as, and no Member shall file any election with any taxing authority to have the Company treated as, an association taxable as a corporation.	13

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ARTICLE 3 Capitalization		13

Section 3.01.	Units; Capitalization.	13
Section 3.02.	Authorization and Issuance of Additional Units.	14
Section 3.03.	Redemption of Class A Stock. If, at any time, one or more shares of Class A Stock are redeemed (whether by exercise of a put or call, automatically or by means of another arrangement) by PubCo for cash, then the Managing Member shall cause the Company, concurrently with such redemption of Class A Stock, to redeem the same number of Class A Units held by PubCo, at an aggregate redemption price equal to the aggregate redemption price of the share or shares of Class A Stock being redeemed by PubCo (plus any expenses related thereto) and upon such other terms as are the same for the share or shares of Class A Stock being redeemed by PubCo.	16
Section 3.04.	Subdivisions or Combinations. Any subdivision (by any stock split, unit split, stock dividend, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reverse unit split, reclassification, reorganization, recapitalization or otherwise) of a class, series or type of Group Equity Interest shall be accompanied by an identical subdivision or combination, as applicable, of the other classes, series or types of Group Equity Interests.	16

ARTICLE 4 Members		16

Section 4.01.	Names and Addresses. The names and addresses of the Members are set forth on Exhibit A attached hereto and made a part hereof. The Managing Member shall cause Exhibit A to be amended from time to time to reflect the admission of any additional Member, the withdrawal or termination of any Member, receipt by the Company of notice of any change of address of a Member or the occurrence of any other event requiring amendment of Exhibit A.	16
Section 4.02.	No Liability for Status as Member. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company; and no Member shall have any personal liability whatsoever solely by reason of its status as a Member, whether to the Company or to any creditor of the Company, for the debts, obligations or liabilities of the Company or for any of its losses beyond the amount of such Member’s personal obligation to pay its Capital Contribution to the Company, and as otherwise set forth in the Delaware Act or under Applicable Law. Except as otherwise expressly provided in the Delaware Act, the liability of each Member for Capital Contributions shall be limited to the amount of Capital Contributions required to be made by such Member in accordance with the provisions of this Agreement, but only when and to the extent the same shall become due pursuant to the provisions of this Agreement. In no event shall any Member enter into any agreement or instrument that would create or purport to create personal liability on the part of any other Member for any debts, obligations or liabilities of the Company without the prior written consent of such other Member. Subject to the obligations of PubCo pursuant to Sections 3.02(d), 3.02(e) and 3.02(f), it is acknowledged and agreed that each of PubCo and RCAP is not obligated to pay or make any future Capital Contribution to the Company.	16

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Section 4.03.	No Restrictions Of Business Pursuits Of Member. This Agreement shall not preclude or limit in any respect the right of any Member to engage in or possess any interest in other business ventures of any kind, nature or description.	17
Section 4.04.	Transactions Between Members and the Company. Except as otherwise provided by Applicable Law, a Member may, but shall not be obligated to, lend money to the Company, act as a surety or guarantor for the Company, or transact other business with the Company, and has the same rights and obligations when transacting business with the Company as a person or entity who is not a Member.	17
Section 4.05.	Meeting of Members. Any action permitted or required to be taken by the Members pursuant to this Agreement may be considered at a meeting of such Members held not less than ten days after notification thereof shall have been given by the Managing Member to all Members. Such notification (a) may be given by the Managing Member, in its discretion, at any time, and (b) shall be given by the Managing Member within 30 days after receipt by the Managing Member of a request for such a meeting made by a Majority in Interest of the Members. Any such notification shall state briefly the purpose, time and place of the meeting. All such meetings shall be held within or outside the State of Delaware at such reasonable place as the Managing Member shall designate and during normal business hours, and may be held by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. The Members may vote at any such meeting in person or by proxy. Participation in such a meeting shall constitute presence in person at such meeting. No notice of the time, place or purpose of any meeting need be given to any Member who, either before or after the time of such meeting, waives such notice in writing. At any meeting of the Members, a Majority in Interest of the Members (which shall include the Managing Member), whether present in person or by proxy, shall, except as otherwise provided by law or by this Agreement, constitute a quorum. If at any meeting there shall be no quorum, the holders of a majority of the Units present or represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum. Whenever any Company action is to be taken by vote of the Members at a meeting, it shall be authorized upon receiving the affirmative vote of a Majority in Interest of the Members.	17

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Section 4.06.	Action by Members Without Meeting. Any action permitted or required to be taken by the Members pursuant to this Agreement may be effected at a meeting of the Members or by consent in writing or by electronic transmission of the holders of a Majority in Interest of the Members, with the same effect as if taken at a meeting of the Members.	17
Section 4.07.	Limited Rights of Members. Other than as provided in this Article 4 and Article 10 (and Article 7 in the case of the Managing Member), no Member, in such Person’s capacity as a Member, shall have the power or authority to act for or on behalf of, or to bind, the Company, or to vote at any meeting of the Members.	17

ARTICLE 5 Distributions		18

Section 5.01.	Distributions.	18
Section 5.02.	Distributions for Payment of Income Tax. Notwithstanding any provision in this Agreement to the contrary, (a) on or about April 12th, June 12th, September 12th and December 12th of each calendar year (or, if any such date is not a business day, then on the first business day following such date), the Company shall make a distribution to each Member of such amount as may be necessary to allow such Member to pay its Quarterly Estimated Income Tax for the applicable calendar quarter, and (b) by March 12th of the following calendar year, the Company shall make a distribution to each current and former Member of such amount as may be necessary to allow such Member to pay its Annual Income Tax Liability with respect to the prior calendar year. All distributions made to a Member pursuant to this Section 5.02 shall be treated as advance distributions and shall be taken into account in determining the amount subsequently distributable to a Member under Section 5.01. For the avoidance of doubt, all distributions made pursuant to this Section 5.02 shall be made on a pro rata basis in accordance with Percentage Interests.	19
Section 5.03.	Limitations on Distributions. Notwithstanding anything that may be to the contrary in this Agreement, distributions to Members shall be subject to the restrictions contained in §18-607 of the Delaware Act. Without limiting the generality of the foregoing, except as required by law, no Member shall be obligated by this Agreement to return any distribution to the Company or pay the amount of any distribution for the account of the Company or to any creditor of the Company; provided, however, that if any court of competent jurisdiction holds that, notwithstanding this Agreement, any Member is obligated to return or pay any part of any distribution, such obligation shall bind such Member alone and not any other Member or the Managing Member.	19

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Section 5.04.	Withholding.	19

ARTICLE 6 Allocations and Tax Matters		20

Section 6.01.	Capital Accounts. There shall be established for each Member on the books of the Company a capital account (a “Capital Account”) initially reflecting an amount equal to such Member’s initial Capital Contribution, if any. The Capital Accounts shall be maintained for the Members as follows:	20
Section 6.02.	Additional Capital Contributions. No Member shall be required to make any additional Capital Contributions to the Company or lend any funds to the Company, although any Member may agree with the Managing Member and become obligated to do so.	21
Section 6.03.	Allocations.	21
Section 6.04.	Special Allocations.	22
Section 6.05.	Allocation for Income Tax Purposes.	25
Section 6.06.	Regulatory Compliance. The foregoing provisions are intended to comply with Treas. Reg. §§ 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Treasury Regulations. If the Managing Member shall reasonably determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed, or the manner in which any allocations are made under Sections 6.03 and 6.04, in order to comply with Sections 704(b) and 704(c) of the Code and Treasury Regulations thereunder, the Managing Member may make such modifications, provided, however, that (a) the Managing Member shall not modify the manner of making distributions pursuant to this Agreement, (b) all allocations of Company income, gain, loss and deduction continue to have “substantial economic effect” within the meaning of Section 704(b) of the Code, and (c) no Member is materially adversely affected by any such modification.	26
Section 6.07.	Tax Matters Member. The Managing Member shall act as the “tax matters partner” for the Company under Section 6231 of the Code (the “Tax Matters Member”). All expenses incurred by the Managing Member while acting in such capacity shall be paid or reimbursed by the Company. The Managing Member shall keep the other Members reasonably informed regarding actions the Managing Member takes in its capacity as Tax Matters Member and shall not take any material action in such capacity without first consulting the other Members in good faith.	26

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Section 6.08.	Elections. Except as otherwise expressly provided herein, all elections required or permitted to be made by the Company under the Code or other applicable tax law and all material decisions with respect to the calculation of its taxable income or tax loss for tax purposes under the Code or other applicable tax law or any other matter encompassed by this Article 6, shall be made by the Managing Member in accordance with Section 6.07. As required by the Tax Receivable Agreement, the Managing Member shall make, and shall cause each Subsidiary Partnership to make, an election under Section 754 of the Code which election shall be in effect for each taxable year in which RCAP or any Permitted Transferee of RCAP Transfers Class B Units.	26
Section 6.09.	Change of Members’ Percentage Interests. If there is a Transfer of Units by a Member during a Fiscal Year, then there shall be a daily allocation among the Members of Net Profits or Net Losses and the other items allocated under this Article 6 for such Fiscal Year; provided, however, that any item or amount arising from a transaction engaged in by the Company outside the ordinary course of business shall be taken into account as of the date thereof under the closing-of-the-books method.	26
Section 6.10.	Certain Costs And Expenses. The Company shall (a) pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company) incurred in pursuing and conducting, or otherwise related to, the business of the Company, and (b) in the sole discretion of the Managing Member, reimburse the Managing Member for any out-of-pocket costs, fees and expenses incurred by it in connection therewith. To the extent that the Managing Member reasonably determines in good faith that its expenses are related to the business conducted by the Company and/or its subsidiaries (including any good faith allocation of a portion of expenses that so relate to the business of the Company and/or its subsidiaries and that also relate to other businesses or activities of the Managing Member), then the Managing Member may cause the Company to pay or bear all such expenses of the Managing Member, including, costs of securities offerings not borne directly by Members, compensation and meeting costs of its Board of Directors, cost of periodic reports to its stockholders, litigation costs and damages arising from litigation, accounting and legal costs and franchise taxes (which are not based on, or measured by, income); provided, however, that the Company shall not pay or bear any income tax obligations of the Managing Member. Payments under this Section 6.10 are intended to constitute reasonable compensation for past or present services and are not “distributions” within the meaning of §18-607 of the Delaware Act.	26

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ARTICLE 7 Management and Control Of Business		27

Section 7.01.	Management.	27
Section 7.02.	Investment Company Act. The Managing Member shall use its best efforts to assure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act.	27
Section 7.03.	Compensation and Reimbursement. The Managing Member shall not be compensated for its services as Managing Member. The Company shall reimburse the Managing Member on a current basis for its reasonably documented out-of-pocket expenditures made on behalf of the Company. All reimbursements for out-of-pocket expenditures shall be reasonable in amount and in the advancement of the Company Business.	28
Section 7.04.	Fiduciary Duties. The Managing Member shall have such fiduciary duties to the Company and the Members as are generally imposed under the Delaware Act and as are owed by directors of a corporation governed by the General Corporation Law of the State of Delaware to such corporation and its stockholders.	28

ARTICLE 8 Officers		28

Section 8.01.	Officers. The officers of the Company shall be a President, a Treasurer and a Secretary, all of whom shall be appointed by the Managing Member and who shall hold office until their successors are appointed by the Managing Member. In addition, the Managing Member may appoint one or more Managing Directors, Vice Presidents and such Assistant Secretaries and Assistant Treasurers as it may deem necessary or advisable. Two or more offices may be held by the same individual. The officers of the Company may be removed by the Managing Member at any time for any reason or no reason.	28
Section 8.02.	Other Officers and Agents. The Managing Member may appoint such other officers and agents as it may deem necessary or advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Managing Member.	28
Section 8.03.	President. The President shall be the chief executive officer of the Company and shall have the general powers and duties of supervision and management usually vested in the office of a chief executive officer of a company. He or she shall preside at all meetings of Members if present thereat. Except as the Managing Member shall authorize the execution thereof in some other manner, he or she shall execute bonds, mortgages and other contracts on behalf of the Company.	28

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Section 8.04.	Managing Director; Vice President. Each Managing Director and each Vice President shall have such powers and shall perform such duties as shall be assigned to him or her by the Managing Member or by the President.	28
Section 8.05.	Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate account of receipts and disbursements in a book belonging to the Company. He or she shall deposit all moneys and other valuables in the name and to the credit of the Company in such depositaries as may be designated by the Managing Member or the President. The Treasurer shall disburse the funds of the Company as may be ordered by the Managing Member or the President, taking proper vouchers for such disbursements. He or she shall render to the Managing Member and the President whenever either of them may request it, an account of all his or her transactions as Treasurer and of the financial condition of the Company. If required by the Managing Member, the Treasurer shall give the Company a bond for the faithful discharge of his duties in such amount and with such surety as the Managing Member shall prescribe.	28
Section 8.06.	Secretary. The Secretary shall give, or cause to be given, notice of all meetings of Members and all other notices required by Applicable Law or by this Agreement, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the Managing Member or other Members, upon whose requisition the meeting is called as provided in this Agreement. He or she shall record all the proceedings of the meetings of the Company in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Managing Member or by the President.	29
Section 8.07.	Assistant Treasurers and Assistant Secretaries. Assistant Treasurers and Assistant Secretaries, if any, shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Managing Member or by the President.	29

ARTICLE 9 Transfers of Interests; Admittance of New Members		29

Section 9.01.	Transfer of Membership Interests.	29
Section 9.02.	Transfer of PubCo’s Interest. Subject to Section 9.01(b), PubCo may Transfer all or any portion of its Membership Interest at any time and from time to time without the consent of the Managing Member (if the Managing Member is not PubCo at such time) or any other Person. A Person acquiring PubCo’s Membership Interest pursuant to this Section 9.02 shall not be admitted as a substituted or additional Member except in accordance with the requirements of Section 9.03, but such Person shall, to the extent of the Membership Interest transferred to it, be entitled to (a) PubCo’s share of distributions, (b) PubCo’s share of profits and losses, including Net Profits and Net Losses, and (c) PubCo’s Capital Account in accordance with Section 6.01(c).	30

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Section 9.03.	Recognition of Transfer; Substituted and Additional Members.	30
Section 9.04.	Expense of Transfer; Indemnification. Each party hereto shall bear his or its own expenses in connection with the Transfer of a Member’s Membership Interest, including any filing and recording costs and the reasonable fees and disbursements of counsel, except that the Company shall bear any transfer taxes, stamp taxes or duties or other similar taxes in connection with, or arising by reason of, such Transfer. The transferring Member hereby indemnifies the Managing Member and the Company against any losses, claims, damages or liabilities to which the Managing Member, the Company, or any of their Affiliates may become subject arising out of or based upon any false representation or warranty made by, or breach or failure to comply with any covenant or agreement of, such transferring Member or such transferee in connection with such Transfer.	31
Section 9.05.	Exchange Agreement. In connection with any Transfer of any portion of a Member’s Membership Interest pursuant to the Exchange Agreement or Section 14.04(b), the Managing Member shall cause the Company to take any action as may be required under the Exchange Agreement or requested by any party thereto to effect such Transfer promptly.	32

ARTICLE 10 Dissolution and Termination		32

Section 10.01.	Dissolution.	32
Section 10.02.	Termination. The Company shall terminate when all of the assets of the Company, after payment or reasonable provision for the payment of all debts, liabilities and obligations of the Company, shall have been distributed in the manner provided for in this Article 10 and the Certificate shall have been canceled in the manner required by the Delaware Act.	33

ARTICLE 11 Exculpation and Indemnification		34

Section 11.01.	Exculpation. To the fullest extent permitted by Applicable Law, and except as otherwise expressly provided herein, no Indemnitee (as defined below) shall be liable to the Company or any other Indemnitee for any Losses (as defined below), which at any time may be imposed on, incurred by, or asserted against, the Company or any other Indemnitee as a result of or arising out of the activities of the Indemnitee in its capacity as an officer of the Company or otherwise on behalf of the Company to the extent within the scope of the authority reasonably believed to be conferred on such Indemnitee, except to the extent such Losses arise out of (i) the Indemnitee’s failure to act in good faith and in a manner such Indemnitee believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal proceeding, the Indemnitee’s not having any reasonable cause to believe such conduct was unlawful, (ii) the Indemnitee’s material breach of this Agreement or any other Transaction Document, or (iii) the Indemnitee’s gross negligence or willful misconduct.	34

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Section 11.02.	Indemnification. To the fullest extent permitted by Applicable Law, each of (a) the Members, the Managing Member and their respective Affiliates, (b) the stockholders, members, managers, directors, officers, partners, employees and agents of the Members and the Managing Member and their respective Affiliates, and (c) the officers of the Company (each, an “Indemnitee”) shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (collectively, “Losses”), which at any time may be imposed on, incurred by, or asserted against, the Indemnitee as a result of or arising out of this Agreement, the Company, its assets, business or affairs or the activities of the Indemnitee in its capacity as an officer of the Company or otherwise on behalf of the Company to the extent within the scope of the authority reasonably believed to be conferred on such Indemnitee; provided, however, that the Indemnitee shall not be entitled to indemnification for any Losses to the extent such Losses arise out of (i) the Indemnitee’s failure to act in good faith and in a manner such Indemnitee believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal proceeding, the Indemnitee’s not having any reasonable cause to believe such conduct was unlawful, (ii) the Indemnitee’s material breach of this Agreement or any other Transaction Document, or (iii) the Indemnitee’s gross negligence or willful misconduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee acted in a manner specified in clause (i), (ii) or (iii) above. Any indemnification pursuant to this Article 11 shall be made only out of the assets of the Company and no Member shall have any personal liability on account thereof.	34
Section 11.03.	Expenses. Expenses (including reasonable legal fees and expenses) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding described in Section 11.02 shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as provided in this Article 11.	34

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Section 11.04.	Non-Exclusivity. The indemnification and advancement of expenses set forth in this Article 11 shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, the Delaware Act, this Agreement, any other agreement, a policy of insurance or otherwise. The indemnification and advancement of expenses set forth in this Article 11 shall continue as to an Indemnitee who has ceased to be a named Indemnitee and shall inure to the benefit of the heirs, executors, administrators, successors and permitted assigns of such a Person.	35
Section 11.05.	Insurance. The Company may purchase and maintain insurance on behalf of the Indemnitees against any liability asserted against them and incurred by them in such capacity, or arising out of their status as Indemnitees, whether or not the Company would have the power to indemnify them against such liability under this Article 11.	35

ARTICLE 12 Accounting and Records		35

Section 12.01.	Accounting and Records. The books and records of the Company shall be made and maintained, and the financial position and the results of its operations recorded, at the expense of the Company, in accordance with such method of accounting as is determined by the Managing Member. The books and records of the Company shall reflect all Company transactions and shall be made and maintained in a manner that is appropriate and adequate for the Company’s business.	35
Section 12.02.	Tax Information. The Managing Member shall exercise commercially reasonable efforts to send, within 75 days after the end of each Fiscal Year to each Person who was a Member at any time during the Fiscal Year, a Schedule K-1 with respect to the Company and any other information necessary for such Member to file its income tax returns for such Fiscal Year.	35

ARTICLE 13 Arbitration		35

ARTICLE 14 LTIP Units and Class C Units		36

Section 14.01.	LTIP Units.	36
Section 14.02.	Conversion of LTIP Units.	40
Section 14.03.	Class C Units.	40

ARTICLE 15 Miscellaneous Provisions		41

Section 15.01.	Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement and understanding by the Members with respect to the subject matter hereof and supersede any prior agreement or understanding by the Members with respect to such subject matter.	41

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Section 15.02.	Binding on Successors. The terms of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.	41
Section 15.03.	Power of Attorney.	41
Section 15.04.	Governing Law. This Agreement and the rights of the parties hereunder will be governed by, construed and enforced in accordance with the laws of the State of Delaware without regard to conflicts of law principles thereof.	41
Section 15.05.	Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.	41
Section 15.06.	Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held illegal, invalid or unenforceable, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby.	42
Section 15.07.	Notices. Any notice, request, demand, approval, consent, waiver or other communication required or permitted to be given or to be served upon the Company or any Member in connection with this Agreement (each, a “Notice”) shall be in writing and shall be (a) delivered in person, (b) sent by facsimile transmission (with the original thereof also contemporaneously given by another method specified in this Section 15.07), (c) sent by a nationally-recognized overnight courier service, or (d) sent by certified or registered mail (postage prepaid, return receipt requested), to the address of such Member specified in Exhibit A, or if to the Company, at its principal office. Any Member or the Company may change its address for Notices by giving Notice of such other address as it, he or she may from time to time designate to all the Members and the Company. Any Notice shall only be duly given and effective upon receipt (or refusal of receipt).	42
Section 15.08.	Amendments.	42
Section 15.09.	Consent to Jurisdiction and Venue. Subject to Article 13, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought and maintained exclusively in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York located in the County of New York. Each of the parties irrevocably consents to submit to the personal jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding. Process in any such suit, action or proceeding in such courts may be served, and shall be effective, on any party anywhere in the world, whether within or without the jurisdiction of any such court, by any of the methods specified for the giving of Notices pursuant to Section 15.07. Each of the parties irrevocably waives, to the fullest extent permitted by law, any objection or defense that it may now or hereafter have based on venue, inconvenience of forum, the lack of personal jurisdiction and the adequacy of service of process (as long as the party was provided Notice in accordance with the methods specified in Section 15.07) in any suit, action or proceeding brought in such courts.	43

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AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT OF
AMERICAN NATIONAL STOCK TRANSFER, LLC

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of American National Stock Transfer, LLC (the “Company”) is made and entered into as of [    ], 2013, between RCS Capital Corporation (in its capacity as manager of the Company, the “Managing Member,” and in its individual capacity, “PubCo”) and RCAP Holdings, LLC (“RCAP”).

WHEREAS, on November 2, 2012, the Company was formed as a limited liability company pursuant to the Delaware Limited Liability Company Act (the “Delaware Act”) by the filing of its Certificate of Formation with the Secretary of State of the State of Delaware;

WHEREAS, the Company has been governed by a Limited Liability Company Agreement dated as of December 31, 2012 (as amended, the “Original Agreement”) , and the sole member of the Company has heretofore been RCAP;

WHEREAS, on the Closing Date (as defined below), PubCo will issue [    ] shares of its Class A common stock, par value $0.001 per share (the “Class A Stock”), to the public in an initial public offering of shares of Class A Stock (the “IPO”);

WHEREAS, on the Closing Date, RCAP will own [    ] shares of PubCo’s Class B common stock, par value $0.001 per share (the “Class B Stock”);

WHEREAS, on the Closing Date, the Company will issue: (i) [    ] Class A Units (as defined below) to PubCo; and (ii) [    ] Class B Units (as defined below) to RCAP, which Units shall, collectively, represent 100% of the outstanding Units of the Company;

WHEREAS, simultaneously with the execution of this Agreement, PubCo and RCAP will enter into the Exchange Agreement (as defined below), pursuant to which RCAP will have the right, on the terms and subject to the conditions set forth therein, to exchange Operating Subsidiaries Group Units (as defined below) for shares of Class A Stock of PubCo, at which time PubCo’s Class A Units in the Company and the other Operating Subsidiaries will be correspondingly increased and a corresponding number of shares of Class B Stock of PubCo held by RCAP will be cancelled; and

WHEREAS, PubCo desires to become a member of the Company, and the Members (as defined herein) desire to enter into this Agreement as their binding agreement with respect to the business and management of the Company and their interests therein, as well as for the purpose of amending and restating the Original Agreement in its entirety;

NOW, THEREFORE, the Members hereby agree that the Original Agreement is amended and restated in its entirety to read as follows:

ARTICLE 1
Defined Terms

The capitalized terms used in this Agreement shall, unless the context otherwise requires or unless otherwise expressly provided herein, have the respective meanings set forth below:

Section 1.01. Definitions.

“Adjusted Capital Account Deficit” shall mean, with respect to any Member, the negative balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year or period, determined after giving effect to the following adjustments:

(a) credit to such Capital Account the sum of (x) any amount which such Member is treated as obligated to restore to the Company pursuant to the provisions of Treas. Reg. § 1.704-1(b)(2)(ii)(c) and (y) the amount which such Member is deemed to be obligated to restore to the Company pursuant to the penultimate sentence of Treas. Reg. § 1.704-2(g)(l) and the penultimate sentence of Treas. Reg. § 1.704-2(i)(5);and

(b) debit to such Capital Account the items described in subclauses (4), (5) and (6) of Treas. Reg. § 1.704-1(b)(2)(ii)(d).

“Adjustment Event” shall mean the following events: (a) the Company makes a distribution on all outstanding Common Units in Units; (b) the Company subdivides the outstanding Common Units into a greater number of Common Units or combines the outstanding Common Units into a smaller number of Common Units; or (c) the Company issues any Units in exchange for its outstanding Common Units by way of a reclassification or recapitalization of its Common Units. For the avoidance of doubt, the following events shall not be Adjustment Events: (x) the issuance of Units in a financing, reorganization, acquisition or other similar business transaction; (y) the issuance of Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan; or (z) the issuance of any Units to PubCo in respect of a capital contribution to the Company of proceeds from the issuance and sale of securities by PubCo.

“Affiliate” of a specified Person shall mean a Person that, directly or indirectly, controls, is controlled by, or is under common control with, the specified Person. For this purpose, “control” (and with correlative meaning, “controls” and “controlled”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall mean this Amended and Restated Limited Liability Company Agreement of the Company (including the Exhibits hereto), as amended, supplemented or restated from time to time. This Agreement is the Company’s “operating agreement” within the meaning of the Delaware Act.

“Annual Income Tax Liability” shall mean, for each Member, such Member’s annual federal, state and local income tax obligations for the applicable calendar year arising from the allocation to such Member of taxable income that is earned by the Company for all periods after the Closing Date (computed without regard to any deduction available to PubCo arising out of any exchange pursuant to the Exchange Agreement) based on the assumption that such Member is an individual or, if a greater amount of tax would result, a corporate resident in New York City subject to the maximum federal, New York State and New York City income tax rates, and reduced (but not below zero) by distributions made to such Member for Quarterly Estimated Income Tax with respect to such calendar year pursuant to Section 5.02.

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“Applicable Law” shall mean, to the extent applicable to the Company or its activities or any Member, as applicable: (a) all United States federal and state statutes and laws and all statutes and laws of foreign countries; (b) all rules and regulations (including interpretations thereof) of all regulatory agencies, organizations and bodies; and (c) all rules and regulations (including interpretations thereof) of all self-regulatory agencies, organizations and bodies now or hereafter in effect.

“Average LTIP Economic Capital Account Balance” shall mean, with respect to a Member holding LTIP Units, an amount equal to the quotient of (a) the LTIP Economic Capital Account Balance of such Member divided by (b) the number of LTIP Units held by such Member.

“Capital Account” shall have the meaning set forth in Section 6.01.

“Capital Contribution” shall mean the amount of all cash capital contributions by a Member to the Company and the fair market value of any property contributed by a Member to the Company (net of any liabilities secured by such property that the Company is considered to assume or take subject to under Section 752 of the Code).

“Certificate” shall have the meaning set forth in Section 2.01.

“Class A Stock” shall have the meaning set forth in the recitals.

“Class A Unit” shall have the meaning set forth in Section 3.01(a).

“Class B Stock” shall have the meaning set forth in the recitals.

“Class B Unit” shall have the meaning set forth in Section 3.01(a).

“Class C Exchange Agreement” shall have the meaning set forth in Section 14.03(a).

“Class C Unit” shall have the meaning set forth in Section 3.01(a).

“Closing Date” shall mean the closing date of the IPO.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor federal income tax code.

“Common Unit Economic Balance” shall mean the quotient of (a) the aggregate Capital Account balance attributable to the Common Units outstanding, plus the amount of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the ownership of Common Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under Section 6.04(a), divided by (b) the aggregate number of Common Units outstanding.

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“Common Units” shall mean the Class A Units, Class B Units and Class C Units.

“Company” shall have the meaning set forth in the preamble.

“Company Minimum Gain” shall mean “partnership minimum gain” as that term is defined in Treas. Reg. § 1.704-2(d). In accordance with Treas. Reg. § 1.704-2(d), the amount of Company Minimum Gain is determined by first computing, for each Company nonrecourse liability, any gain the Company would realize if it disposed of property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. A Member’s share of Company Minimum Gain shall be determined in accordance with Treas. Reg. § 1.704-2(g)(1).

“Concurrent LTIP Distribution” shall have the meaning provided in Section 5.01(a)(i).

“Company Record Date” shall mean the record date established by the Managing Member for the distribution of cash pursuant to Section 5.01.

“Delaware Act” shall have the meaning set forth in the recitals.

“Depreciation” shall mean, for each Fiscal Year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such Fiscal Year or other period, except that (a) with respect to any asset the Gross Asset Value of which differs from its adjusted tax basis for federal income tax purposes at the beginning of such Fiscal Year or other period and which difference is being eliminated by use of the “remedial method” as defined by Treas. Reg. § 1.704-3(d), Depreciation for such fiscal year or other period shall be the amount of book basis recovered for such fiscal year or other period under the rules prescribed by Treas. Reg. § 1.704-3(d)(2), and (b) with respect to any other asset the Gross Asset Value of which differs from its adjusted tax basis for federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year or other period bears to such beginning adjusted tax basis; provided, however, that in the case of clause (b) above, if the adjusted tax basis for federal income tax purposes of an asset at the beginning of such Fiscal Year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

“Depreciation Recapture” shall have the meaning set forth in Section 6.05.

“Dispute” shall have the meaning set forth in Article 13.

“Equity Securities” shall mean, as applicable, (a) any capital stock, membership interests, other share capital or securities containing any profit participation features, (b) any securities directly or indirectly convertible or exercisable into or exchangeable for any capital stock, membership interests, other share capital or securities containing any profit participation features, (c) any rights or options directly or indirectly to subscribe for or to purchase any capital stock, membership interests, other share capital or securities containing any profit participation features or to subscribe for or to purchase any securities directly or indirectly convertible or exercisable into or exchangeable for any capital stock, membership interests, other share capital or securities containing any profit participation features, (d) any share appreciation rights, phantom share rights or other similar rights, or (e) any equity securities, rights or instruments issued or issuable with respect to any of the foregoing referred to in clauses (a) through (d) above in connection with a combination, subdivision, recapitalization, merger, consolidation, conversion, share exchange or other reorganization or similar event or transaction.

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“Estimated Income Tax Obligation” shall mean, for purposes of calculating Quarterly Estimated Income Tax, 100 percent of the federal, state and local tax liability of the current year, determined on an annualized basis as of the applicable calendar quarter after taking into account prior distributions of Quarterly Estimated Income Tax made in that calendar year.

“Exchange Agreement” shall mean that certain Exchange Agreement dated as of [    ], 2013, between PubCo and RCAP, as the same may be amended from time to time in accordance with the terms thereof.

“Exchange Rate” shall have the meaning set forth in the Exchange Agreement.

“Fiscal Year” shall mean, except as otherwise required by Applicable Law, for the Company’s financial reporting and federal income tax purposes, a period commencing January 1 and ending December 31 of each year, or such other period as the Managing Member may determine.

“Gross Asset Value” shall mean, with respect to any asset of the Company, such asset’s adjusted basis for federal income tax purposes, except as follows:

(a) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, without reduction for liabilities, as determined by the contributing Member and the Company on the date of contribution thereof;

(b) if the Managing Member determines that an adjustment is necessary or appropriate to reflect the relative economic interests of the Members, the Gross Asset Values of all Company assets shall be adjusted in accordance with Treas. Reg. §§ 1.704-1(b)(2)(iv)(f) and (g) to equal their respective gross fair market values, without reduction for liabilities, as reasonably determined by the Managing Member, as of the following times:

(i) Capital Contribution (other than a de minimis Capital Contribution) to the Company by a new or existing Member as consideration for a Membership Interest;

(ii) the distribution by the Company to a Member of more than a de minimis amount of Company assets as consideration for the repurchase or redemption of a Membership Interest;

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(iii) the liquidation of the Company within the meaning of Treas. Reg. § 1.704-1(b)(2)(ii)(g); and

(iv) the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a partner capacity, or by a new Member acting in a partner capacity or in anticipation of becoming a Member by such Member;

(c) the Gross Asset Values of Company assets distributed to any Member shall be the gross fair market values of such assets (taking Section 7701(g) of the Code into account) without reduction for liabilities, as determined by the Managing Member as of the date of distribution; and

(d) the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treas. Reg. § 1.704-1(b)(2)(iv)(m) (as set forth in Section 6.04(b)(v)); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (d) to the extent that the Managing Member determines that an adjustment pursuant to paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).

At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Company’s assets for purposes of computing Net Profit and Net Loss.

“Group Equity Interests” shall mean, collectively, the Class A Stock, the Class B Stock, the Class A Units of each of the Operating Subsidiaries and the Class B Units of each of the Operating Subsidiaries.

“Indemnitee” shall have the meaning set forth in Section 11.02.

“Initiating Party” shall have the meaning set forth in Article 13.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“IPO” shall have the meaning set forth in the recitals.

“Liability Shortfall” shall have the meaning set forth in Section 6.05(e).

“Losses” shall have the meaning set forth in Section 11.02.

“LTIP Conversion Date” shall have the meaning set forth in Section 14.02(a).

“LTIP Economic Capital Account Balances” shall mean the Capital Account balances of the LTIP Unitholders to the extent attributable to their ownership of LTIP Units reduced by any forfeiture allocations in accordance with Sections 14.01(c)(ii) and 14.01(e)(iv) due to the forfeiture of any LTIP Units.

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“LTIP Unit” shall have the meaning set forth in Section 3.01(a) and Article 14.

“LTIP Unit Distribution Participation Date” shall mean the date as of which an LTIP Unit is earned pursuant to Sections 3(b), 3(c) and 3(d) of the OPP.

“LTIP Unitholder” shall mean a Member that holds LTIP Units.

“Majority in Interest of the Members” shall mean: (a) when no class of Members is referenced, Members whose Units represent, in the aggregate, more than 50% of the Company’s outstanding Units entitled to vote with respect to such matter; or (b) when a class or several classes of Members is referenced, Members of that class or those classes whose Units represent, in the aggregate, more than 50% of the Company’s outstanding Units of that class or those classes.

“Managing Member” shall have the meaning set forth in the recitals.

“Member” shall mean each Person that executes and delivers this Agreement as a member and each other Person that becomes a member of the Company as provided herein, so long as such Person continues as a member of the Company.

“Membership Interest” shall mean a Class A Unit, a Class B Unit, a Class C Unit, an LTIP Unit or a membership interest in respect of any other class of Units that hereafter may be issued by the Company in accordance with Section 3.02.

“Member Nonrecourse Debt” shall mean “partner nonrecourse debt,” as that term is defined in Treas. Reg. § 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” shall mean “partner nonrecourse debt minimum gain,” as that term is defined in Treas. Reg. § 1.704-2(i). A Member’s share of Member Nonrecourse Debt Minimum Gain shall be determined in accordance with Treas. Reg. § 1.704-2(i)(5).

“Member Nonrecourse Deductions” shall mean “partner nonrecourse deductions,” as that term is defined in Treas. Reg. § 1.704-2(i) , and the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Company taxable year shall be determined in accordance with the rules of Treas. Reg. § 1.704-2(i)(2).

“Net Cash Flow” shall mean the funds legally available for distribution to the Members other than Net Sales Proceeds.

“Net Profits” and “Net Losses” for any Fiscal Year or other period shall mean, respectively, an amount equal to the Company’s taxable income or loss for such Fiscal Year or other period as determined for federal income tax purposes by the Managing Member, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a) of the Code shall be included in taxable income or loss), adjusted as follows:

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(a) by including as an item of gross income any tax-exempt income received by the Company and not otherwise taken into account in computing Net Profit or Net Loss;

(b) by treating as a deductible expense any expenditure of the Company described in Section 705(a)(2)(B) of the Code (or which is treated as a Section 705(a)(2)(B) expenditure pursuant to Treas. Reg. § 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Net Profit or Net Loss, including amounts paid or incurred to organize the Company (unless an election is made pursuant to Section 709(b) of the Code) or to promote the sale of interests in the Company and by treating deductions for any losses incurred in connection with the sale or exchange of Company property disallowed pursuant to Section 267(a)(1) or 707(b) of the Code as expenditures described in Section 705(a)(2)(B) of the Code;

(c) by taking into account Depreciation in lieu of depreciation, depletion, amortization and other cost recovery deductions taken into account in computing taxable income or loss;

(d) by computing gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes by reference to the Gross Asset Value of such property rather than its adjusted tax basis;

(e) if an adjustment of the Gross Asset Value of any Company asset which requires that the Capital Accounts of the Members be adjusted pursuant to Treas. Reg. §§ 1.704-1(b)(2)(iv)(e), (f) and (g), by taking into account the amount of such adjustment as if such adjustment represented additional Net Profit or Net Loss;

(f) by excluding Net Property Gain and Net Property Loss; and

(g) by not taking into account in computing Net Profit or Net Loss items specially allocated to the Members pursuant to Sections 6.04 and 14.01(d)(iv).

“Net Property Gain” or “Net Property Losses” shall mean, for each fiscal year or other applicable period, an amount equal to the Company’s net taxable gain or loss for such year or period from the disposition of Property, including the net capital gain realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Company, including net capital gain realized in connection with an adjustment of the Gross Asset Value of any Property which requires that the Capital Accounts of the Members be adjusted pursuant to Treas. Reg. §§ 1.704-1(b)(2)(iv)(e), (f) and (g). For these purposes, the Gross Asset Value of the Property may reflect the market capitalization of PubCo (increased by the amount of any Company liabilities).

“Net Sales Proceeds” shall mean the net proceeds from the sale or other disposition of Property, as determined by the Managing Member.

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“Nonrecourse Deductions” shall have the meaning set forth in Treas. Reg. §§ 1.704-2(b) and 1.704-2(c).

“Nonrecourse Liabilities” shall have the meaning set forth in Treas. Reg. § 1.704-2(b)(3).

“Notice” shall have the meaning set forth in Section 15.07.

“Original Agreement” shall have the meaning set forth in the recitals.

“Operating Subsidiaries” collectively refers to the Company, RCS Advisory Services, LLC, and Realty Capital Securities, LLC.

“Operating Subsidiaries Group Units” shall have the meaning set forth in the Exchange Agreement.

“Operating Subsidiary Class C Units” shall mean the Class C Units of each of the Operating Subsidiaries.

“OPP” shall mean the RCS Capital Corporation 2013 Advisor Multi-Year Outperformance Agreement dated as of [    ], 2013, among PubCo, the Operating Subsidiaries and RCS Capital Management, LLC, as the same may be amended from time to time in accordance with the terms thereof.

“Panel” shall have the meaning set forth in Article 13.

“Percentage Interest” of any Member at any time shall mean, as of any date of determination, the ratio (expressed as a percentage) of (i) such Member’s Units (or, as applicable, Units of a particular class) at such time to (ii) the total issued and outstanding Units (or, as applicable, the total issued and outstanding Units of a particular class) of the Company at such time.

“Permitted Transferee” shall mean, with respect to a Member, (a) such Member’s spouse; (b) a lineal descendant of such Member’s maternal or paternal grandparents (or any such descendant’s spouse); (c) a Charitable Institution (as defined below); (d) a trustee of a trust (whether inter vivos or testamentary), all the current beneficiaries and presumptive remaindermen of which are one or more of such Member and any of the Persons described in clause (a), (b) or (c) of this definition; (e) an entity that, for U.S. federal income tax purposes, is disregarded as separate from its owner, of which all of the outstanding equity interests therein are owned by one or more of such Member and any of the Persons described in clause (a), (b), (c) or (d) of this definition; (f) a legal or personal representative of such Member in the event of his death or disability; (g) a liquidating trust, as defined in Treasury Regulations section 1.7701— 4(d), or other entity with comparable characteristics; and (h) its ultimate parent corporation or other entity (the “Parent”) of which it is a direct or indirect wholly owned subsidiary or to any wholly owned direct or indirect subsidiary of such Parent (a “Controlled Subsidiary”), it being understood that, with respect to a Controlled Subsidiary, the later sale, liquidation or spin-off of such Controlled Subsidiary or other transaction in which the Parent ceases to control, directly or indirectly, 100% of the equity of such Controlled Subsidiary would constitute an indirect Transfer of an Interest, and that such Transfer may only be made in compliance with the terms and restrictions set forth in this Agreement. For purposes of this definition: (i) “lineal descendants” shall not include any individual adopted after attaining the age of 18 years and such adopted individual’s descendants; (ii) “Charitable Institution” shall refer to an organization described in Section 501(c)(3) of the Code which is exempt from income taxation under Section 501(a) thereof; and (iii) “presumptive remaindermen” shall refer to those Persons entitled to a share of a trust’s assets if it were then to terminate.

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“Permitted Transferee Member” shall mean a Permitted Transferee that is admitted as a Member pursuant to the terms of this Agreement.

“Person” shall mean an individual, general partnership, limited partnership, limited liability partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association or other legal entity or organization.

“Property” shall mean any tangible or intangible property or other investment in which the Company, directly or indirectly, holds an ownership interest.

“PubCo” shall have the meaning set forth in the preamble.

“Quarterly Estimated Income Tax” shall mean the Estimated Income Tax Obligation of a Member with respect to the applicable calendar quarter, based on the assumption that the Member is an individual or, if a greater amount of tax would result, a corporate resident of New York City subject to the maximum federal, New York State and New York City income tax rates arising from the allocation to such Member of taxable income that is earned by the Company for all periods after the Closing Date (computed without regard to any deduction available to PubCo arising out of any exchange pursuant to the Exchange Agreement); provided, however, that if the Annual Income Tax Liability of a Member for a calendar year is less than the sum of the Quarterly Estimated Income Tax distributed to such Member pursuant to Section 5.02 for such calendar year, the amount of the subsequent distribution or distributions, as applicable, of Quarterly Estimated Income Tax shall be reduced by such excess amount.

“RCAP” shall have the meaning set forth in the preamble.

“Registration Rights Agreement” shall mean the Registration Rights Agreement dated as of [    ], 2013, among PubCo and the shareholders party thereto, as the same may be amended from time to time in accordance with the terms thereof.

“Regulatory Allocations” shall have the meaning set forth in Section 6.04(e).

“Relative Value Determination” shall mean a written determination by the Audit Committee of the Board of Directors of PubCo, rendered in connection with PubCo’s contribution to the Operating Subsidiaries of the net proceeds of an issuance of shares of capital stock of PubCo in accordance with Sections 3.02(d), 3.02(e) or 3.02(f), of the relative equity value of each Operating Subsidiary; provided, however, that if the Operating Subsidiaries shall have received a valuation or an opinion from a financial advisor of national reputation regarding such relative values dated within 90 days of the applicable contribution date pursuant to the applicable subsection of Section 3.02, and the Audit Committee of the Board of Directors of PubCo shall have determined in its good faith judgment that no material change has occurred, or is expected to occur prior to such contribution date, with respect to the Operating Subsidiaries, the Operating Subsidiaries may elect to use such valuation or opinion.

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“Responding Party” shall have the meaning set forth in Article 13.

“Safe Harbor” shall mean the “liquidation value” safe harbor provided in Proposed Treasury Regulation § 1.83-3(1) and the Proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43, as such safe harbor may be modified when such proposed guidance is issued in final form or as amended by subsequently issued guidance.

“Safe Harbor Election” shall mean an election to have the Safe Harbor apply to any interest in the Company transferred to a service provider.

“Safe Harbor Interest” shall mean an interest in the Company that meets the Safe Harbor requirements.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subsidiary Partnership” shall mean an entity which is a partnership for U.S. federal income tax purposes and with respect to which the Company Controls (as defined in the Tax Receivable Agreement), directly or indirectly, the general partner or managing member of such entity or otherwise Controls such entity.

“Tax Matters Member” shall have the meaning set forth in Section 6.07.

“Tax Receivable Agreement” shall mean the Tax Receivable Agreement dated as of [      ], 2013, among PubCo, the Company, RCAP and any other parties thereto, as the same may be amended from time to time in accordance with the terms thereof.

“Transfer” shall have the meaning set forth in Section 9.01.

“Transaction Documents” shall mean, collectively, this Agreement, the limited liability company agreements of the other Operating Subsidiaries (as they each may be amended from time to time in accordance with the terms thereof), the Exchange Agreement, the Registration Rights Agreement and the Tax Receivable Agreement.

“Treasury Regulations” or “Treas. Reg.” shall mean the Federal income tax regulations promulgated under the Code, as such Treasury Regulations may be amended from time to time (it being understood that all references herein to specific sections of the Treasury Regulations shall be deemed also to refer to any corresponding provisions of succeeding Treasury Regulations).

“Unit” shall have the meaning set forth in Section 3.01(a).

“Unvested LTIP Units” shall have the meaning set forth in Section 14.01(c)(i).

“Vested LTIP Units” shall have the meaning set forth in Section 14.01(c)(i).

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Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The headings and captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized term used in any Exhibit but not otherwise defined therein shall have the meaning ascribed to such term in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any and all Applicable Laws.

ARTICLE 2
Organization

Section 2.01. Formation of Limited Liability Company. The Company was formed as a Delaware limited liability company on November 2, 2012 by the execution and filing of a Certificate of Formation (the “Certificate”) by an authorized person under and pursuant to the Delaware Act. The Members agree to continue the Company as a limited liability company under the Delaware Act, upon the terms and subject to the conditions set forth in this Agreement. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Delaware Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Delaware Act, control.

Section 2.02. Company Name. The name of the Company is American National Stock Transfer, LLC. The business of the Company may be conducted under that name or such other names as the Managing Member may from time to time designate; provided, however, that the Company complies with Applicable Law relating to name changes and the use of fictitious and assumed names.

Section 2.03. Purposes of the Company. The business of the Company shall be to carry on any lawful business or activity and to have and exercise all of the powers, rights and privileges which a limited liability company organized pursuant to the Delaware Act may have and exercise. The Company shall not conduct any business which is forbidden by or contrary to Applicable Law.

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Section 2.04. Principal Place of Business. The principal place of business of the Company shall be 405 Park Ave., 15th Floor, New York, NY 10022. The Company may establish or abandon from time to time such additional offices and places of business as the Managing Member may deem appropriate in the conduct of the Company’s business.

Section 2.05. Registered Office and Agent. The name of the registered agent for service of process of the Company and the address of the Company’s registered office in the State of Delaware shall be c/o Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808, or such other agent or office in the State of Delaware as the Managing Member or the officers may from time to time determine.

Section 2.06. Qualification in Other Jurisdictions. The Managing Member or the President shall, or shall cause its or his or her designee to, execute, deliver and file certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in the jurisdictions in which the Company may wish to conduct business. In those jurisdictions in which the Company may wish to conduct business in which qualification or registration under assumed or fictitious names is required or desirable, the Managing Member or the President shall cause the Company to be so qualified or registered in compliance with Applicable Law.

Section 2.07. Term. The term of the Company shall continue indefinitely unless the Company is dissolved in accordance with the provisions of this Agreement and the Delaware Act.

Section 2.08. Tax Treatment as Partnership. The Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Member or officer shall be a partner or joint venturer of any other Member or officer by virtue of this Agreement, for any purposes other than as is set forth in the last sentence of this Section 2.08, and this Agreement shall not be construed to the contrary. The Members intend that the Company be treated as a partnership under Treas. Reg. §301.7701-3 and analogous provisions of state and local tax laws, and the Company shall not elect to be treated as, and no Member shall file any election with any taxing authority to have the Company treated as, an association taxable as a corporation.

ARTICLE 3
Capitalization

Section 3.01. Units; Capitalization.

(a) Units; Capitalization. Each Member’s interest in the Company, including such Member’s interest, if any, in the capital, income, gain, loss, deduction and expense of the Company and the right to vote, if any, on certain Company matters as provided in this Agreement, shall be represented by units of limited liability company interests (each, a “Unit”). The Company shall have four authorized classes of Units, designated as “Class A Units,” “Class B Units,” “Class C Units” and “LTIP Units.” The Company shall be authorized to issue an unlimited number of Class A Units, Class B Units, Class C Units and LTIP Units in compliance with the terms of this Agreement. The ownership by a Member of Units shall entitle such Member to allocations of profits and losses and other items and distributions of cash and other property as is set forth in Article 5 and Article 6. Except as otherwise provided in the Delaware Act or as may be otherwise expressly provided herein, Members holding Class B Units, Class C Units or LTIP Units in their capacities as such, shall have no voting, consent or approval rights with respect to any matters relating to the Company or this Agreement.

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(b) Certificates; Legends. Units shall be issued in non certificated form; provided, however, that, at the request of any Member, the Managing Member shall cause the Company to issue one or more certificates to such Member representing in the aggregate the Units held by such Member. If any Unit certificate is issued, then such certificate shall bear a legend substantially in the following form:

This certificate evidences Units representing a membership interest in American National Stock Transfer, LLC and shall be a security within the meaning of Article 8 of the Uniform Commercial Code.

The membership interest in American National Stock Transfer, LLC represented by this certificate is subject to restrictions on transfer set forth in the Amended and Restated Limited Liability Company Agreement of American National Stock Transfer, LLC dated as of [    ], 2013, among American National Stock Transfer, LLC and each of the Members from time to time party thereto, as the same may be amended from time to time.

(c) List of Units Outstanding. The aggregate number of outstanding Units shall be set forth on Exhibit A attached hereto, as the same may be amended from time to time by the Managing Member in accordance with the terms hereof.

Section 3.02. Authorization and Issuance of Additional Units.

(a) The Managing Member shall have the right to cause the Company to issue and/or create and issue at any time after the date hereof, and for such amount and form of consideration as the Managing Member may determine, additional Units (of Class A Units, Class B Units, Class C Units, LTIP Units or new classes) or other Equity Securities of the Company (including creating classes or series thereof having such powers, designations, preferences and rights as may be determined by the Managing Member), subject to Section 15.08 and to the remaining provisions of this Section 3.02. The Managing Member shall have the power to make such amendments to this Agreement in order to provide for such powers, designations, preferences and rights as the Managing Member in its discretion deems necessary or appropriate to give effect to such additional authorization or issuance in accordance with the provisions of this Section 3.02(a), subject to Section 15.08 and Section 3.02(b).

(b) Notwithstanding anything in this Section 3.02 to the contrary, the Managing Member shall not be entitled to cause the Company to issue any Units or other Equity Securities of the Company (other than Class A Units issued pursuant to Sections 3.02(d), 3.02(e) or 3.02(f)) without the prior written consent of the holders of a Majority in Interest of the Class B Units.

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(c) If, as a result of an exchange pursuant to the Exchange Agreement, PubCo acquires (in any manner) Class B Units, each such Class B Unit acquired by PubCo will automatically convert into one Class A Unit.

(d) At any time PubCo issues one or more shares of Class A Stock (other than an issuance of the type covered by Section 3.02(f)): (i) PubCo shall contribute to the Company and the other Operating Subsidiaries (allocated among them in accordance with their relative equity values at the time, as determined pursuant to the Relative Value Determination) all the net proceeds (if any) received by PubCo with respect to such share or shares of Class A Stock; and (ii) the Managing Member shall cause the Company to issue, in exchange for the portion of the net proceeds contributed by PubCo to the Company (as determined in accordance with the preceding clause), the same number of Class A Units, registered in the name of PubCo, as the number of shares of Class A Stock so issued by PubCo.

(e) At any time PubCo issues one or more shares of capital stock of PubCo (other than Class A Stock or Class B Stock): (i) PubCo shall contribute to the Company and the other Operating Subsidiaries (allocated among them in accordance with their relative equity values at the time, as determined pursuant to the Relative Value Determination) all the net proceeds (if any) received by PubCo with respect to such share or shares of capital stock; and (ii) subject to the provisions of Section 3.02(a), 3.02(b) and 15.08, the Managing Member shall cause the Company to issue, in exchange for the portion of the net proceeds contributed to the Company (as determined in accordance with the preceding clause), a corresponding number of Units or other Equity Securities of the Company (other than Class A Units) (such corresponding number of Units or Equity Securities to be determined in good faith by the Managing Member, taking into account the powers, designations, preferences and rights of such capital stock), registered in the name of PubCo.

(f) At any time PubCo issues one or more shares of Class A Stock in connection with an equity incentive program, whether such share or shares are issued upon exercise of an option, settlement of a restricted stock unit, as restricted stock or otherwise (other than, for the avoidance of doubt, the exchange of Class C Units as provided in Section 14.03(b)): (i) PubCo shall contribute to the Company and the other Operating Subsidiaries (allocated among them in accordance with their relative equity values at the time, as determined pursuant to the Relative Value Determination) all the net proceeds (if any) received by PubCo from or otherwise in connection with such issuance of one or more shares of Class A Stock, including the exercise price of any option exercised; and (ii) the Managing Member shall cause the Company to issue, in exchange for the portion of the net proceeds thereof contributed to the Company (as determined in accordance with the preceding clause), the same number of Class A Units, registered in the name of PubCo, as the number of shares of Class A Stock so issued by PubCo. If any such shares of Class A Stock so issued by PubCo in connection with an equity incentive program are subject to vesting or forfeiture provisions, then the Class A Units that are issued by the Company to PubCo in connection therewith in accordance with the preceding provisions of this Section 3.02(f) shall be subject to vesting or forfeiture on the same basis; if any such shares of Class A Stock vest or are forfeited, then the same number of Class A Units issued by the Company in accordance with the preceding provisions of this Section 3.02(f) shall automatically vest or be forfeited. Any cash or property held by either PubCo or the Company or on either’s behalf in respect of dividends paid on restricted Class A Stock that fails to vest shall be returned to the Company upon the forfeiture of such restricted Class A Stock.

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Section 3.03. Redemption of Class A Stock. If, at any time, one or more shares of Class A Stock are redeemed (whether by exercise of a put or call, automatically or by means of another arrangement) by PubCo for cash, then the Managing Member shall cause the Company, concurrently with such redemption of Class A Stock, to redeem the same number of Class A Units held by PubCo, at an aggregate redemption price equal to the aggregate redemption price of the share or shares of Class A Stock being redeemed by PubCo (plus any expenses related thereto) and upon such other terms as are the same for the share or shares of Class A Stock being redeemed by PubCo.

Section 3.04. Subdivisions or Combinations. Any subdivision (by any stock split, unit split, stock dividend, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reverse unit split, reclassification, reorganization, recapitalization or otherwise) of a class, series or type of Group Equity Interest shall be accompanied by an identical subdivision or combination, as applicable, of the other classes, series or types of Group Equity Interests.

ARTICLE 4
Members

Section 4.01. Names and Addresses. The names and addresses of the Members are set forth on Exhibit A attached hereto and made a part hereof. The Managing Member shall cause Exhibit A to be amended from time to time to reflect the admission of any additional Member, the withdrawal or termination of any Member, receipt by the Company of notice of any change of address of a Member or the occurrence of any other event requiring amendment of Exhibit A.

Section 4.02. No Liability for Status as Member. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company; and no Member shall have any personal liability whatsoever solely by reason of its status as a Member, whether to the Company or to any creditor of the Company, for the debts, obligations or liabilities of the Company or for any of its losses beyond the amount of such Member’s personal obligation to pay its Capital Contribution to the Company, and as otherwise set forth in the Delaware Act or under Applicable Law. Except as otherwise expressly provided in the Delaware Act, the liability of each Member for Capital Contributions shall be limited to the amount of Capital Contributions required to be made by such Member in accordance with the provisions of this Agreement, but only when and to the extent the same shall become due pursuant to the provisions of this Agreement. In no event shall any Member enter into any agreement or instrument that would create or purport to create personal liability on the part of any other Member for any debts, obligations or liabilities of the Company without the prior written consent of such other Member. Subject to the obligations of PubCo pursuant to Sections 3.02(d), 3.02(e) and 3.02(f), it is acknowledged and agreed that each of PubCo and RCAP is not obligated to pay or make any future Capital Contribution to the Company.

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Section 4.03. No Restrictions Of Business Pursuits Of Member. This Agreement shall not preclude or limit in any respect the right of any Member to engage in or possess any interest in other business ventures of any kind, nature or description.

Section 4.04. Transactions Between Members and the Company. Except as otherwise provided by Applicable Law, a Member may, but shall not be obligated to, lend money to the Company, act as a surety or guarantor for the Company, or transact other business with the Company, and has the same rights and obligations when transacting business with the Company as a person or entity who is not a Member.

Section 4.05. Meeting of Members. Any action permitted or required to be taken by the Members pursuant to this Agreement may be considered at a meeting of such Members held not less than ten days after notification thereof shall have been given by the Managing Member to all Members. Such notification (a) may be given by the Managing Member, in its discretion, at any time, and (b) shall be given by the Managing Member within 30 days after receipt by the Managing Member of a request for such a meeting made by a Majority in Interest of the Members. Any such notification shall state briefly the purpose, time and place of the meeting. All such meetings shall be held within or outside the State of Delaware at such reasonable place as the Managing Member shall designate and during normal business hours, and may be held by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. The Members may vote at any such meeting in person or by proxy. Participation in such a meeting shall constitute presence in person at such meeting. No notice of the time, place or purpose of any meeting need be given to any Member who, either before or after the time of such meeting, waives such notice in writing. At any meeting of the Members, a Majority in Interest of the Members (which shall include the Managing Member), whether present in person or by proxy, shall, except as otherwise provided by law or by this Agreement, constitute a quorum. If at any meeting there shall be no quorum, the holders of a majority of the Units present or represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum. Whenever any Company action is to be taken by vote of the Members at a meeting, it shall be authorized upon receiving the affirmative vote of a Majority in Interest of the Members.

Section 4.06. Action by Members Without Meeting. Any action permitted or required to be taken by the Members pursuant to this Agreement may be effected at a meeting of the Members or by consent in writing or by electronic transmission of the holders of a Majority in Interest of the Members, with the same effect as if taken at a meeting of the Members.

Section 4.07. Limited Rights of Members. Other than as provided in this Article 4 and Article 10 (and Article 7 in the case of the Managing Member), no Member, in such Person’s capacity as a Member, shall have the power or authority to act for or on behalf of, or to bind, the Company, or to vote at any meeting of the Members.

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ARTICLE 5
Distributions

Section 5.01. Distributions.

(a) Distributions of Net Cash Flow. Subject to the other provisions of this Article 5 and to the provisions of Section 10.1, to the extent permitted by Applicable Law, distributions to Members may be declared by the Managing Member out of Net Cash Flow in such amounts and on such terms as the Managing Member shall determine on the Company Record Date that the Managing Member may designate and shall be made to the Members holding Class A Units, Class B Units, Class C Units and/or LTIP Units as of the close of business on such Company Record Date, as follows:

(i) first, if such Company Record Date is prior to the LTIP Unit Distribution Participation Date, 100% to the Members holding Class A Units, Class B Units, Class C Units and/or LTIP Units in proportion to each such Member’s respective Percentage Interest; provided, however, that distributions to the LTIP Unitholders with respect to an LTIP Unit shall be in an amount equal to the product of (A) the distributions per Class A Unit to be paid to the holders of Class A Units pursuant to this Section 5.01(a)(i) multiplied by (B) ten percent (the “Concurrent LTIP Distribution”), with the balance of the distribution that would have otherwise been payable to the LTIP Unitholders but for the effect of this proviso being distributed to the Members holding Class A Units, Class B Units and/or Class C Units in proportion to each such Member’s respective Percentage Interest;

(ii) second, following the LTIP Unit Distribution Participation Date, 100% to the LTIP Unitholders pro rata until such time as the LTIP Unitholders have received distributions per LTIP Unit pursuant to this Section 5.01(a)(ii) equal to the difference of (A) the cumulative distributions paid on each Class A Unit prior to the LTIP Unit Distribution Participation Date and during the period the LTIP Unitholder held such LTIP Unit, minus (B) the Concurrent LTIP Distributions paid on such LTIP Unit; and

(iii) thereafter, 100% to the Members holding Class A Units, Class B Units, Class C Units and/or LTIP Units in proportion to each such Member’s respective Percentage Interest.

(b) Distributions of Net Sales Proceeds. Subject to the other provisions of this Article 5 and to the provisions of Section 10.1, to the extent permitted by Applicable Law, distributions to Members may be declared by the Managing Member out of Net Sales Proceeds in such amounts and on such terms as the Managing Member shall determine on the Company Record Date that the Managing Member may designate and shall be made to the Members holding Class A Units, Class B Units, Class C Units and/or LTIP Units as of the close of business on such Company Record Date in proportion to each such Member’s respective Percentage Interest; provided, however, that to the extent the Average LTIP Economic Capital Account Balance of an LTIP Unitholder is less than the Common Unit Economic Balance, the Percentage Interest of such LTIP Unitholder with respect to its LTIP Units shall be reduced for purposes of determining its proportionate share of distributions pursuant to this Section 5.01(b) to equal such LTIP Unitholder’s Percentage Interest with respect to its LTIP Units multiplied by a fraction, the numerator of which is such LTIP Unitholder’s Average LTIP Economic Capital Account Balance, and the denominator of which is the Common Unit Economic Balance. For the avoidance of doubt, any decrease in the Percentage Interest of an LTIP Unitholder with respect to its LTIP Units shall result in a corresponding increase in the Percentage Interests of Members with respect to their Class A Units, Class B Units and/or Class C Units.

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(c) Promptly following the designation of a Company Record Date and the declaration of a distribution pursuant to this Section 5.01, the Managing Member shall give notice to each Member of the Company Record Date, the amount and the terms of the distribution and the payment date thereof.

(d) Notwithstanding anything to the contrary in this Section 5.01, the Managing Member may adjust, as it deems appropriate, such distributions so as not to cause any LTIP Units to fail to qualify as profits interests.

Section 5.02. Distributions for Payment of Income Tax. Notwithstanding any provision in this Agreement to the contrary, (a) on or about April 12th, June 12th, September 12th and December 12th of each calendar year (or, if any such date is not a business day, then on the first business day following such date), the Company shall make a distribution to each Member of such amount as may be necessary to allow such Member to pay its Quarterly Estimated Income Tax for the applicable calendar quarter, and (b) by March 12th of the following calendar year, the Company shall make a distribution to each current and former Member of such amount as may be necessary to allow such Member to pay its Annual Income Tax Liability with respect to the prior calendar year. All distributions made to a Member pursuant to this Section 5.02 shall be treated as advance distributions and shall be taken into account in determining the amount subsequently distributable to a Member under Section 5.01. For the avoidance of doubt, all distributions made pursuant to this Section 5.02 shall be made on a pro rata basis in accordance with Percentage Interests.

Section 5.03. Limitations on Distributions. Notwithstanding anything that may be to the contrary in this Agreement, distributions to Members shall be subject to the restrictions contained in §18-607 of the Delaware Act. Without limiting the generality of the foregoing, except as required by law, no Member shall be obligated by this Agreement to return any distribution to the Company or pay the amount of any distribution for the account of the Company or to any creditor of the Company; provided, however, that if any court of competent jurisdiction holds that, notwithstanding this Agreement, any Member is obligated to return or pay any part of any distribution, such obligation shall bind such Member alone and not any other Member or the Managing Member.

Section 5.04. Withholding.

(a) Authority to Withhold; Treatment of Withheld Amounts. Notwithstanding anything that may be to the contrary in this Agreement, each Member hereby authorizes the Company and the Managing Member on behalf of the Company to withhold and to pay over, or otherwise to pay, any withholding or other taxes payable by the Company (pursuant to any provision of United States federal, state or local or foreign law) with respect to such Member or as a result of such Member’s participation in the Company; and if and to the extent that the Company shall be required to withhold or pay any such withholding or other taxes, such Member shall be deemed for all purposes of this Agreement to have received a payment from the Company as of the time such withholding or other tax is paid, which payment shall be deemed to be a distribution with respect to such Member’s Membership Interest in the Company.

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(b) Indemnification. Each Member shall, to the fullest extent permitted by Applicable Law, indemnify and hold harmless the Managing Member and each other Person (other than the Company) who is or who is deemed to be the responsible withholding agent for United States federal, state or local or foreign income tax purposes against all claims, liabilities and expenses of whatever nature (other than any claims, liabilities and expenses in the nature of penalties and accrued interest thereon that result from such Managing Member’s or such other Person’s gross negligence, willful misconduct or fraud) relating to the Company’s, the Managing Member’s or such other Person’s obligation to withhold and to pay over, or otherwise to pay, any withholding or other taxes payable by the Company or any of its Affiliates with respect to such Member or as a result of such Member’s participation in the Company.

ARTICLE 6
Allocations and Tax Matters

Section 6.01. Capital Accounts. There shall be established for each Member on the books of the Company a capital account (a “Capital Account”) initially reflecting an amount equal to such Member’s initial Capital Contribution, if any. The Capital Accounts shall be maintained for the Members as follows:

(a) to each Member’s Capital Account there shall be credited:

(i) such Member’s Capital Contributions;

(ii) such Member’s distributive share of Net Profit, Net Property Gain and any items in the nature of income or gain which are specially allocated to such Member pursuant to Sections 6.04; and

(iii) the amount of any Company liabilities assumed by such Member or which are secured by any asset distributed to such Member; and

(b) to each Member’s Capital Account there shall be debited:

(i) the amount of cash and the Gross Asset Value of any property distributed to such Member pursuant to any provision of this Agreement;

(ii) such Member’s distributive share of Net Losses, Net Property Losses and any items in the nature of expenses or losses which are specially allocated to such Member pursuant to Sections 6.04; and

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(iii) the amount of any liabilities of such Member assumed by the Company or which are secured by any asset contributed by such Member to the Company.

(c) Transfer of Capital Accounts. In the event of any transfer of any Membership Interest in accordance with Section 9.01, Section 9.02 or Section 9.03, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Membership Interest.

(d) Negative Balances; Interest. None of the Members shall have any obligation to the Company or to any other Member to restore any negative balance in its Capital Account. No interest shall be paid by the Company on any Capital Contributions.

(e) No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contributions or Capital Account or to receive any distribution from the Company, except as expressly provided herein.

Section 6.02. Additional Capital Contributions. No Member shall be required to make any additional Capital Contributions to the Company or lend any funds to the Company, although any Member may agree with the Managing Member and become obligated to do so.

Section 6.03. Allocations.

(a) Allocations of Net Profits and Net Losses. Except as otherwise provided in this Agreement, after giving effect to the special allocations in Section 6.04, Net Profits, Net Losses and, to the extent necessary, individual items of income, gain, loss or deduction, of the Company, without duplication, for any Fiscal Year or other period shall be allocated to the Members as follows:

(i) first, to the Members holding Class A Units, Class B Units, Class C Units and/or LTIP Units pro rata and pari passu to the extent of and in proportion to the distribution of Net Cash Flow to such Members with respect to their Class A Units, Class B Units, Class C Units and/or LTIP Units in accordance with Section 5.01(a)(i);

(ii) second, to the LTIP Unitholders pro rata to the extent of the distribution of Net Cash Flow to the LTIP Unitholder with respect to its LTIP Units pursuant to Section 5.01(a)(ii); and

(iii) thereafter, to the Members holding Class A Units, Class B Units, Class C Units and/or LTIP Units pro rata and pari passu in accordance with each such Member’s respective Percentage Interest; provided, however, that for the avoidance of doubt, Net Losses, and to the extent necessary, individual items of loss or deductions shall be allocated (A) first, to the Partners holding Class A Units, Class B Units, Class C Units and/or LTIP Units pro rata and pari passu in accordance with each such Member’s respective Percentage Interest with respect to such Class A Units, Class B Units, Class C Units and/or LTIP Units until such Members have received cumulative allocations of Net Losses equal to the cumulative amount of Net Income allocated to them pursuant to this Section 6.03(a)(iii), (B) second, to the LTIP Unitholders to the extent of and in a manner that has the effect of reversing the allocations of Net Income to such Member pursuant to Section 6.03(a)(ii), and (C) thereafter, to the Members holding Class A Units, Class B Units, Class C Units and/or LTIP Units pro rata, to the extent of and in a manner that has the effect of reversing the allocations of Net Income to such Member pursuant to Section 6.03(a)(i) until each such Member’s Capital Account with respect to their Class A Units, Class B Units, Class C Units and/or LTIP Units has been reduced to zero, but not below zero (provided further, however, that if the Capital Account of one or more such Members, but not all such Members, has been reduced to zero, any remaining Net Losses, and to the extent necessary, individual item of loss or deduction shall be allocated to the remaining Members holding Class A Units, Class B Units, Class C Units and/or LTIP Units in the same manner as in this Section 6.03(a)(iii)(C) until the Capital Account of all such Members with respect to such Class A Units, Class B Units, Class C Units and/or LTIP Units has been reduced to zero).

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(b) Allocations of Net Property Gain and Net Property Losses. Except as otherwise provided in this Agreement, after giving effect to the special allocations in Section 6.04, Net Property Gain, Net Property Losses and, to the extent necessary, individual items of gain or loss comprising Net Property Gain and Net Property Losses of the Company, without duplication, for any Fiscal Year or other period shall be allocated to the Members in a manner such that the Capital Account of each Member immediately after making such allocation, is, as nearly as possible, equal proportionately to (i) the distributions that would be made to such Member pursuant to Section 5.01(b) if the Partnership were dissolved, its affairs wound up and its assets sold for cash equal to their Gross Asset Value, as determined in the reasonable discretion of the Managing Member, all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Gross Asset Value of the assets securing such liability), and the net assets of the Company were distributed in accordance with Section 5.01(b) to the Members immediately after making such allocation, minus (ii) such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain and the amount, if any and without duplication, that the Member would be obligated to contribute to the capital of the Company, all computed immediately prior to the hypothetical sale of assets.

Section 6.04. Special Allocations.

(a) Special Allocations Regarding LTIP Units. Notwithstanding any other provisions of this Section 6.04 or Section 6.05, after giving effect to the Regulatory Allocations, but prior to any allocations under Section 6.03(b), Net Property Gain and, to the extent necessary, individual items of income and gain comprising Net Property Gain of the Company, shall be allocated to the LTIP Unitholders until their LTIP Economic Capital Account Balances are equal to (i) the Common Unit Economic Balance, multiplied by (ii) the number of their LTIP Units; provided that no such Net Property Gain and, to the extent necessary, individual items of income and gain comprising Net Property Gain of the Company, will be allocated with respect to any particular LTIP Unit unless and to the extent that the Common Unit Economic Balance exceeds the Common Unit Economic Balance in existence at the time such LTIP Unit was issued. Any allocations made pursuant to the first sentence of this Section 6.04(a) shall be made among the LTIP Unitholders in proportion to the amounts required to be allocated to each under this Section 6.04(a). The parties agree that the intent of this Section 6.04(a) is to make the Capital Account balance associated with each LTIP Unit to be economically equivalent to the Capital Account balance associated with the Class A Units and Class B Units outstanding (on a per-unit basis), but only if and to the extent that the Capital Account balance associated with the Class A Units and Class B Units outstanding, without regard to the allocations under this Section 6.04(a), has increased on a per-unit basis since the issuance of the relevant LTIP Unit. To the extent Net Property Losses are allocated to LTIP Unitholders pursuant to Section 6.03(b), such Net Property Loss shall be allocated among the LTIP Unitholders in a manner that reverses the allocation of Net Property Gain to the LTIP Unitholders pursuant to this Section 6.04(a).

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(b) Regulatory Allocations. Notwithstanding anything that may be to the contrary in this Agreement, the following allocations shall be made prior to any other allocations under this Agreement and in the following order of priority:

(i) Minimum gain shall be allocated as follows:

(A) Except as otherwise provided in Treas. Reg. § 1.704-2(f), if there is a net decrease in Company Minimum Gain during any Fiscal Year or period, each Member shall be specially allocated items of Company income and gain for such Fiscal Year or period (and, if necessary, subsequent Fiscal Years or periods) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain to the extent required by Treas. Reg. § 1.704-2(f). The items to be so allocated shall be determined in accordance with Treas. Reg. §§ 1.704-2(f) and (i). This provision is intended to comply with the minimum gain chargeback requirements of Treas. Reg. § 1.704-2(f) and shall be interpreted and applied consistently therewith. Allocations pursuant to this Section 6.04(b)(i)(A) shall be made in proportion to the respective amounts required to be allocated to each Member pursuant hereto.

(B) Except as otherwise provided in Treas. Reg. § 1.704-2(i)(4), if there is a net decrease in the Member Nonrecourse Debt Minimum Gain during any Fiscal Year or period, each Member who has a share of the Member Nonrecourse Debt Minimum Gain, determined in accordance with Treas. Reg. §  1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Fiscal Year or period (and, if necessary, subsequent Fiscal Years or periods) in an amount equal to that Member’s share of the net decrease in the Member Nonrecourse Debt Minimum Gain to the extent and in the manner required by Treas. Reg. § 1.704-2(i). The items to be so allocated shall be determined in accordance with Treas. Reg. §§ 1.704-2(i)(4) and (j)(2). This provision is intended to comply with the minimum gain chargeback requirement with respect to Member Nonrecourse Debt contained in Treas. Reg. § 1.704-2(i)(4) and shall be interpreted and applied consistently therewith. Allocations pursuant to this Section 6.04(b)(i)(B) shall be made in proportion to the respective amounts required to be allocated to each Member pursuant hereto.

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(ii) If a Member unexpectedly receives any adjustments, allocations or distributions described in Treas. Reg. §§ 1.704-1(b)(2)(ii)(d)(4), (5) or (6) that would not prevent such Member from having, or would cause such Member to have, an Adjusted Capital Account Deficit, then items of Company income (including gross income) and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, as quickly as possible, such Adjusted Capital Account Deficit. This Section 6.04(b)(ii) is intended to constitute a “qualified income offset” under Treas. Reg. § 1.704-l(b)(2)(ii)(d) and shall be interpreted and applied consistently therewith.

(iii) Nonrecourse Deductions, if any, for any Fiscal Year or period shall be allocated to the Members in accordance with their respective Percentage Interests.

(iv) Member Nonrecourse Deductions, if any, for any Fiscal Year or period with respect to a Member Nonrecourse Debt shall be specially allocated to the Member that bears the economic risk of loss for such Member Nonrecourse Debt (as determined under Treas. Reg. §§ 1.704-2(b)(4) and 1.704-2(i)(1)).

(v) To the extent an adjustment to the adjusted tax basis of any asset of the Company pursuant to Section 734(b) of the Code or Section 743(b) of the Code is required, pursuant to Treas. Reg. § 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated among the Members in a manner consistent with the manner in which each of their respective Capital Accounts are required to be adjusted pursuant to such section of the Treasury Regulations.

(vi) The allocations set forth in Section 6.04(b)(i)-(v) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction. Therefore, notwithstanding any other provision of this Agreement (other than the Regulatory Allocations), the Managing Member shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Section 6.03 and Section 6.04(a). In exercising discretion with respect to such offsetting special allocations, the Managing Member shall take into account future Regulatory Allocations under Section 6.04(a) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 6.04(b)(iii) or 6.04(b)(iv).

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(c) Any deductions attributable to guaranteed payments under Section 707(c) of the Code, and if the amount of such guaranteed payments shall not be sufficient, other expenses deductible under the Code, shall be allocated, among the Members prior to the allocation of Net Profits or Net Losses pursuant to Section 6.03, to the extent necessary to cause their Capital Accounts to be in proportion to their Percentage Interests.

Section 6.05. Allocation for Income Tax Purposes.

(a) For federal, state and local income tax purposes, all items of taxable income, gain, loss and deduction for each Fiscal Year or period shall be allocated among the Members in accordance with the manner in which the corresponding items were allocated under Sections 6.03 and 6.04, except as provided in Sections 6.05(b) and 6.05(c) below.

(b) If property is contributed to the Company by a Member and there is a difference between the basis of such property to the Company for federal income tax purposes and its fair market value at the time of its contribution, then items of income, gain, deduction and loss with respect to such property, as computed for federal income tax purposes (but not for book purposes), shall be allocated under the “traditional method” among the Members so as to take account of such book/tax difference as required by Section 704(c) of the Code.

(c) If property (other than property described in Section 6.05(b)) of the Company is reflected in the Capital Accounts of the Members and on the books of the Company at a Gross Asset Value that differs from the Company’s adjusted basis of such property for federal income tax purposes by reason of a revaluation of such property pursuant to Treas. Reg. § 1.704-1(b)(2)(iv)(f), then items of income, gain, deduction and loss with respect to such property, as computed for federal income tax purposes (but not for book purposes), shall be allocated among the Members pursuant to any permissible method contained in the Treasury Regulations promulgated under Section 704(c) of the Code selected by the Managing Member, in its sole discretion, in order to take into account of the difference between the adjusted basis of such property for federal income tax purposes and its Gross Asset Value.

(d) Without altering the overall amount of Net Profits or gross income allocable to any Member, Net Profits or gross income taxable as ordinary income under Sections 1245 and 1250 of the Code, or similar provisions of the Code (the “Depreciation Recapture”), shall, to the extent possible, be allocated to those Members to whom allowances for depreciation or amortization giving rise to Depreciation Recapture were allocated.

(e) Pursuant to Treas. Reg. § 1.752-3(a)(3), solely for purposes of determining each Member’s proportionate share of the “excess nonrecourse liabilities” of the Company (as defined in Treas. Reg. § 1.752-3(a)(3)), the Members’ respective interests in Company profits shall be determined under any permissible method reasonably determined by the Managing Member; provided, however, that each Member who has contributed property to the Company shall be allocated, to the extent possible, a share of “excess nonrecourse liabilities” of the Company which results in such Member being allocated nonrecourse liabilities in an amount which is at least equal to the amount of income required to be allocated to such Member pursuant to Section 704(c) of the Code and the Treasury Regulations promulgated thereunder (the “Liability Shortfall”). If there is an insufficient amount of nonrecourse liabilities to be able to allocate to each Member nonrecourse liabilities equal to the Liability Shortfall, nonrecourse liabilities shall be allocated to each Member in pro rata in accordance with each such Member’s Liability Shortfall.

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Section 6.06. Regulatory Compliance. The foregoing provisions are intended to comply with Treas. Reg. §§ 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Treasury Regulations. If the Managing Member shall reasonably determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed, or the manner in which any allocations are made under Sections 6.03 and 6.04, in order to comply with Sections 704(b) and 704(c) of the Code and Treasury Regulations thereunder, the Managing Member may make such modifications, provided, however, that (a) the Managing Member shall not modify the manner of making distributions pursuant to this Agreement, (b) all allocations of Company income, gain, loss and deduction continue to have “substantial economic effect” within the meaning of Section 704(b) of the Code, and (c) no Member is materially adversely affected by any such modification.

Section 6.07. Tax Matters Member. The Managing Member shall act as the “tax matters partner” for the Company under Section 6231 of the Code (the “Tax Matters Member”). All expenses incurred by the Managing Member while acting in such capacity shall be paid or reimbursed by the Company. The Managing Member shall keep the other Members reasonably informed regarding actions the Managing Member takes in its capacity as Tax Matters Member and shall not take any material action in such capacity without first consulting the other Members in good faith.

Section 6.08. Elections. Except as otherwise expressly provided herein, all elections required or permitted to be made by the Company under the Code or other applicable tax law and all material decisions with respect to the calculation of its taxable income or tax loss for tax purposes under the Code or other applicable tax law or any other matter encompassed by this Article 6, shall be made by the Managing Member in accordance with Section 6.07. As required by the Tax Receivable Agreement, the Managing Member shall make, and shall cause each Subsidiary Partnership to make, an election under Section 754 of the Code which election shall be in effect for each taxable year in which RCAP or any Permitted Transferee of RCAP Transfers Class B Units.

Section 6.09. Change of Members’ Percentage Interests. If there is a Transfer of Units by a Member during a Fiscal Year, then there shall be a daily allocation among the Members of Net Profits or Net Losses and the other items allocated under this Article 6 for such Fiscal Year; provided, however, that any item or amount arising from a transaction engaged in by the Company outside the ordinary course of business shall be taken into account as of the date thereof under the closing-of-the-books method.

Section 6.10. Certain Costs And Expenses. The Company shall (a) pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company) incurred in pursuing and conducting, or otherwise related to, the business of the Company, and (b) in the sole discretion of the Managing Member, reimburse the Managing Member for any out-of-pocket costs, fees and expenses incurred by it in connection therewith. To the extent that the Managing Member reasonably determines in good faith that its expenses are related to the business conducted by the Company and/or its subsidiaries (including any good faith allocation of a portion of expenses that so relate to the business of the Company and/or its subsidiaries and that also relate to other businesses or activities of the Managing Member), then the Managing Member may cause the Company to pay or bear all such expenses of the Managing Member, including, costs of securities offerings not borne directly by Members, compensation and meeting costs of its Board of Directors, cost of periodic reports to its stockholders, litigation costs and damages arising from litigation, accounting and legal costs and franchise taxes (which are not based on, or measured by, income); provided, however, that the Company shall not pay or bear any income tax obligations of the Managing Member. Payments under this Section 6.10 are intended to constitute reasonable compensation for past or present services and are not “distributions” within the meaning of §18-607 of the Delaware Act.

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ARTICLE 7
Management and Control Of Business

Section 7.01. Management.

(a) Subject to the provisions of the Delaware Act and this Agreement as to action required to be authorized or approved by the Members, the right to manage, control and conduct the business and affairs of the Company and to take any and all actions on behalf of the Company shall be vested completely and exclusively in the Managing Member.

(b) Other than with respect to the actions described in Section 10.01(a), the Managing Member shall have the power and authority to delegate to one or more other Persons the Managing Member’s rights and powers to manage and control the business and affairs of the Company, including to delegate to agents and employees of a Member or the Company (including any officers thereof), and to delegate by a management agreement or another agreement with, or otherwise to, other Persons. The Managing Member may authorize any Person (including any Member or officer of the Company) to enter into and perform any document on behalf of the Company.

(c) The Managing Member shall have the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization or other combination of the Company with or into another entity.

Section 7.02. Investment Company Act. The Managing Member shall use its best efforts to assure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act.

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Section 7.03. Compensation and Reimbursement. The Managing Member shall not be compensated for its services as Managing Member. The Company shall reimburse the Managing Member on a current basis for its reasonably documented out-of-pocket expenditures made on behalf of the Company. All reimbursements for out-of-pocket expenditures shall be reasonable in amount and in the advancement of the Company Business.

Section 7.04. Fiduciary Duties. The Managing Member shall have such fiduciary duties to the Company and the Members as are generally imposed under the Delaware Act and as are owed by directors of a corporation governed by the General Corporation Law of the State of Delaware to such corporation and its stockholders.

ARTICLE 8
Officers

Section 8.01. Officers. The officers of the Company shall be a President, a Treasurer and a Secretary, all of whom shall be appointed by the Managing Member and who shall hold office until their successors are appointed by the Managing Member. In addition, the Managing Member may appoint one or more Managing Directors, Vice Presidents and such Assistant Secretaries and Assistant Treasurers as it may deem necessary or advisable. Two or more offices may be held by the same individual. The officers of the Company may be removed by the Managing Member at any time for any reason or no reason.

Section 8.02. Other Officers and Agents. The Managing Member may appoint such other officers and agents as it may deem necessary or advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Managing Member.

Section 8.03. President. The President shall be the chief executive officer of the Company and shall have the general powers and duties of supervision and management usually vested in the office of a chief executive officer of a company. He or she shall preside at all meetings of Members if present thereat. Except as the Managing Member shall authorize the execution thereof in some other manner, he or she shall execute bonds, mortgages and other contracts on behalf of the Company.

Section 8.04. Managing Director; Vice President. Each Managing Director and each Vice President shall have such powers and shall perform such duties as shall be assigned to him or her by the Managing Member or by the President.

Section 8.05. Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate account of receipts and disbursements in a book belonging to the Company. He or she shall deposit all moneys and other valuables in the name and to the credit of the Company in such depositaries as may be designated by the Managing Member or the President. The Treasurer shall disburse the funds of the Company as may be ordered by the Managing Member or the President, taking proper vouchers for such disbursements. He or she shall render to the Managing Member and the President whenever either of them may request it, an account of all his or her transactions as Treasurer and of the financial condition of the Company. If required by the Managing Member, the Treasurer shall give the Company a bond for the faithful discharge of his duties in such amount and with such surety as the Managing Member shall prescribe.

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Section 8.06. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of Members and all other notices required by Applicable Law or by this Agreement, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the Managing Member or other Members, upon whose requisition the meeting is called as provided in this Agreement. He or she shall record all the proceedings of the meetings of the Company in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Managing Member or by the President.

Section 8.07. Assistant Treasurers and Assistant Secretaries. Assistant Treasurers and Assistant Secretaries, if any, shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Managing Member or by the President.

ARTICLE 9
Transfers of Interests; Admittance of New Members

Section 9.01. Transfer of Membership Interests.

(a) Other than as provided for below in this Section 9.01 or in Section 9.02, no Member may sell, assign, transfer, grant a participation in, pledge, hypothecate, encumber or otherwise dispose of (such transaction being herein collectively called a “Transfer”) all or any portion of its Membership Interest except with the written consent of the Managing Member, which may be granted or withheld in its sole discretion. Without the consent of the Managing Member (but otherwise in compliance with Sections 9.01, 9.02 and 9.03), a Member may, at any time, (a) Transfer any portion of such Member’s Membership Interest pursuant to the Exchange Agreement, and (b) Transfer any portion of such Member’s Membership Interest to a Permitted Transferee of such Member. Any purported Transfer of all or a portion of a Member’s Membership Interest not complying with this Section 9.01 shall be void ab initio and shall not create any obligation on the part of the Company or the other Members to recognize that purported Transfer or to deal with the Person to which the Transfer purportedly was made. A Person acquiring a Member’s Membership Interest pursuant to this Section 9.01 shall not be admitted as a substituted or additional Member except in accordance with the requirements of Section 9.03, but such Person shall, to the extent of the Membership Interest transferred to it, be entitled to such Member’s (i) share of distributions, (ii) share of profits and losses, including Net Profits and Net Losses, and (iii) Capital Account in accordance with Section 6.01(c). Notwithstanding anything in this Section 9.01 or elsewhere in this Agreement to the contrary, if a Member Transfers all or any portion of its Membership Interest after the designation of a record date and declaration of a distribution pursuant to Section 5.01 and before the payment date of such distribution, the transferring Member (and not the Person acquiring all or any portion of its Membership Interest) shall be entitled to receive such distribution in respect of such transferred Membership Interest.

(b) It is intention of the parties to preserve their relative ownership of the Group Equity Interests. In furtherance of the foregoing, the parties agree that, notwithstanding anything that may be to the contrary in this Agreement, any Transfer of units of an Operating Subsidiary to a transferee thereof shall be accompanied by the simultaneous Transfer of an equal number of the same class, series or type of units of the other Operating Subsidiaries to such transferee.

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Section 9.02. Transfer of PubCo’s Interest. Subject to Section 9.01(b), PubCo may Transfer all or any portion of its Membership Interest at any time and from time to time without the consent of the Managing Member (if the Managing Member is not PubCo at such time) or any other Person. A Person acquiring PubCo’s Membership Interest pursuant to this Section 9.02 shall not be admitted as a substituted or additional Member except in accordance with the requirements of Section 9.03, but such Person shall, to the extent of the Membership Interest transferred to it, be entitled to (a) PubCo’s share of distributions, (b) PubCo’s share of profits and losses, including Net Profits and Net Losses, and (c) PubCo’s Capital Account in accordance with Section 6.01(c).

Section 9.03. Recognition of Transfer; Substituted and Additional Members.

(a) No direct or indirect Transfer of all or any portion of a Member’s Membership Interest may be made, and no purchaser, assignee, transferee or other recipient of all or any part of such Membership Interest shall be admitted to the Company as a substituted or additional Member hereunder, unless:

(i) the provisions of Section 9.01 or Section 9.02, as applicable, shall have been complied with;

(ii) in the case of a substituted or additional Member (other than a Permitted Transferee), the admission of the purchaser, assignee, transferee or other recipient as a substituted or additional Member shall have been approved by the Managing Member;

(iii) the Managing Member shall have been furnished with the documents effecting such Transfer, in form and substance reasonably satisfactory to the Managing Member, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee, transferee or other recipient, and the Managing Member shall have executed (and the Managing Member hereby agrees to execute) any other documents on behalf of itself and the Members required to effect the Transfer;

(iv) the provisions of Section 9.03(b) shall have been complied with;

(v) the Managing Member shall be reasonably satisfied that such Transfer will not (A) result in a violation of the Securities Act or any other Applicable Law; (B) cause an assignment under the Investment Company Act; or (C) cause the Company to qualify as a “publicly traded partnership,” as that term is defined in Section 7704 of the Code;

(vi) such Transfer would not cause the Company to lose its status as a partnership for federal income tax purposes and, without limiting the generality of the foregoing, such Transfer shall not be effected on or through an “established securities market” or a “secondary market or the substantial equivalent thereof,” as such terms are used in Section 1.7704-1 of the Treasury Regulations, and the transferring Member and the transferee shall each have provided a certificate to that effect;

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(vii) the Managing Member shall have received the opinion of counsel, if any, required by Section 9.03(c) in connection with such Transfer; and

(viii) all necessary instruments reflecting such Transfer and/or admission shall have been filed in each jurisdiction in which such filing is necessary in order to qualify the Company to conduct business or to preserve the limited liability of the Members.

(b) Each substituted Member and additional Member shall be bound by all of the provisions of this Agreement. Each substituted Member and additional Member, as a condition to its admission as a Member, shall execute and acknowledge such instruments (including a counterpart of this Agreement or a joinder agreement in customary form), in form and substance reasonably satisfactory to the Managing Member, as the Managing Member reasonably deems necessary or desirable to effectuate such admission and to confirm the agreement of such substituted or additional Member to be bound by all the terms and provisions of this Agreement with respect to the Membership Interest acquired by such substituted or additional Member. The admission of a substituted or additional Member shall not require the consent of any Member other than the Managing Member (if and to the extent such consent of the Managing Member is expressly required by this Article 9). As promptly as practicable after the admission of a substituted or additional Member, the books and records of the Company and Exhibit A shall be changed to reflect such admission.

(c) As a further condition to any Transfer of all or any part of a Member’s Membership Interest, the Managing Member may, in its discretion, require a written opinion of counsel to the transferring Member reasonably satisfactory to the Managing Member, obtained at the sole expense of the transferring Member, reasonably satisfactory in form and substance to the Managing Member, as to such matters as are customary and appropriate in transactions of this type, including (or, in the case of any Transfer made to a Permitted Transferee, limited to an opinion) to the effect that such Transfer will not result in a violation of the registration or other requirements of the Securities Act or any other federal or state securities laws. No such opinion, however, shall be required in connection with a Transfer made pursuant to the Exchange Agreement.

Section 9.04. Expense of Transfer; Indemnification. Each party hereto shall bear his or its own expenses in connection with the Transfer of a Member’s Membership Interest, including any filing and recording costs and the reasonable fees and disbursements of counsel, except that the Company shall bear any transfer taxes, stamp taxes or duties or other similar taxes in connection with, or arising by reason of, such Transfer. The transferring Member hereby indemnifies the Managing Member and the Company against any losses, claims, damages or liabilities to which the Managing Member, the Company, or any of their Affiliates may become subject arising out of or based upon any false representation or warranty made by, or breach or failure to comply with any covenant or agreement of, such transferring Member or such transferee in connection with such Transfer.

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Section 9.05. Exchange Agreement. In connection with any Transfer of any portion of a Member’s Membership Interest pursuant to the Exchange Agreement or Section 14.04(b), the Managing Member shall cause the Company to take any action as may be required under the Exchange Agreement or requested by any party thereto to effect such Transfer promptly.

ARTICLE 10
Dissolution and Termination

Section 10.01. Dissolution.

(a) The Company shall be dissolved and its affairs wound up upon the occurrence of any of the following events:

(i) an election by the Managing Member to dissolve, wind up or liquidate the Company; provided, however, that the Managing Member has received the prior written consent of RCAP;

(ii) the sale, disposition or transfer of all or substantially all of the assets of the Company; provided, however, that the Managing Member shall not allow the Company to make such sale, disposition or transfer to an entity which is treated as a corporation for U.S. federal income tax purposes without the prior written consent of RCAP, unless such sale, disposition or transfer involves the sale of all or substantially all of the assets of the Company to an unrelated third party that is not an Affiliate of the Managing Member or the Company;

(iii) the entry of a decree of dissolution of the Company under §18-802 of the Delaware Act; or

(iv) at any time there are no members of the Company, unless the Company is continued in accordance with the Delaware Act.

(b) In the event of a dissolution pursuant to Section 10.01 (a), the relative economic rights of each class of Units immediately prior to such dissolution shall be preserved to the greatest extent practicable with respect to distributions made to Members pursuant to Section 10.01(f) in connection with such dissolution, taking into consideration tax and other legal constraints that may adversely affect one or more parties to such dissolution and subject to compliance with Applicable Laws.

(c) Dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company will not terminate until the assets of the Company have been distributed as provided in this Section 10.01 and any filings required by the Delaware Act have been made.

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(d) Upon dissolution, the Company shall be liquidated and wound up in an orderly manner in accordance with the provisions of this Section 10.01. The Managing Member or a Person selected by the Managing Member to act as liquidating trustee, shall wind up the affairs of the Company pursuant to this Agreement. The Managing Member or liquidating trustee, as applicable, is authorized, subject to the Delaware Act, to sell, exchange or otherwise dispose of the assets of the Company, or to distribute Company assets in kind, as the Managing Member or liquidating trustee shall determine to be in the best interests of the Members. The reasonable out-of-pocket expenses incurred by the Managing Member or liquidating trustee in connection with winding up the Company (including legal and accounting fees and expenses), all other liabilities or losses of the Company or the Managing Member or liquidating trustee incurred in accordance with the terms of this Agreement, and reasonable compensation for the services of the liquidating trustee shall be borne by the Company. Except as otherwise required by law and except in connection with any gross negligence or willful misconduct of the Managing Member or liquidating trustee, the Managing Member or liquidating trustee shall not be liable to any Member or the Company for any loss attributable to any act or omission of the Managing Member or liquidating trustee taken in good faith in connection with the winding up of the Company and the distribution of Company assets. The Managing Member or liquidating trustee may consult with counsel and accountants with respect to winding up the Company and distributing its assets and shall be justified in acting or omitting to act in accordance with the advice or opinion of such counsel or accountants; provided, however, that the Managing Member or liquidating trustee shall have used reasonable care in selecting such counsel or accountants.

(e) Upon dissolution of the Company, the expenses of liquidation (including compensation for the services of the liquidating trustee and legal and accounting fees and expenses) and the Company’s liabilities and obligations to creditors shall be paid, or reasonable provisions shall be made for payment thereof, in accordance with Applicable Law, from cash on hand or from the liquidation of Company properties.

(f) A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to this Section 10.01 to minimize any losses otherwise attendant upon such winding up. Notwithstanding the generality of the foregoing, within 180 calendar days after the effective date of dissolution of the Company, the assets of the Company shall be distributed in the following manner and order: (i) all debts and obligations of the Company, if any, shall first be paid, discharged or provided for by adequate reserves; and (ii) the balance shall be distributed to the Members in accordance with Section 5.01.

(g) The Managing Member or liquidating trustee shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood and agreed that any such return shall be made solely from Company assets).

Section 10.02. Termination. The Company shall terminate when all of the assets of the Company, after payment or reasonable provision for the payment of all debts, liabilities and obligations of the Company, shall have been distributed in the manner provided for in this Article 10 and the Certificate shall have been canceled in the manner required by the Delaware Act.

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ARTICLE 11
Exculpation and Indemnification

Section 11.01. Exculpation. To the fullest extent permitted by Applicable Law, and except as otherwise expressly provided herein, no Indemnitee (as defined below) shall be liable to the Company or any other Indemnitee for any Losses (as defined below), which at any time may be imposed on, incurred by, or asserted against, the Company or any other Indemnitee as a result of or arising out of the activities of the Indemnitee in its capacity as an officer of the Company or otherwise on behalf of the Company to the extent within the scope of the authority reasonably believed to be conferred on such Indemnitee, except to the extent such Losses arise out of (i) the Indemnitee’s failure to act in good faith and in a manner such Indemnitee believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal proceeding, the Indemnitee’s not having any reasonable cause to believe such conduct was unlawful, (ii) the Indemnitee’s material breach of this Agreement or any other Transaction Document, or (iii) the Indemnitee’s gross negligence or willful misconduct.

Section 11.02. Indemnification. To the fullest extent permitted by Applicable Law, each of (a) the Members, the Managing Member and their respective Affiliates, (b) the stockholders, members, managers, directors, officers, partners, employees and agents of the Members and the Managing Member and their respective Affiliates, and (c) the officers of the Company (each, an “Indemnitee”) shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, expenses (including legal fees and expenses), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (collectively, “Losses”), which at any time may be imposed on, incurred by, or asserted against, the Indemnitee as a result of or arising out of this Agreement, the Company, its assets, business or affairs or the activities of the Indemnitee in its capacity as an officer of the Company or otherwise on behalf of the Company to the extent within the scope of the authority reasonably believed to be conferred on such Indemnitee; provided, however, that the Indemnitee shall not be entitled to indemnification for any Losses to the extent such Losses arise out of (i) the Indemnitee’s failure to act in good faith and in a manner such Indemnitee believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal proceeding, the Indemnitee’s not having any reasonable cause to believe such conduct was unlawful, (ii) the Indemnitee’s material breach of this Agreement or any other Transaction Document, or (iii) the Indemnitee’s gross negligence or willful misconduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee acted in a manner specified in clause (i), (ii) or (iii) above. Any indemnification pursuant to this Article 11 shall be made only out of the assets of the Company and no Member shall have any personal liability on account thereof.

Section 11.03. Expenses. Expenses (including reasonable legal fees and expenses) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding described in Section 11.02 shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as provided in this Article 11.

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Section 11.04. Non-Exclusivity. The indemnification and advancement of expenses set forth in this Article 11 shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, the Delaware Act, this Agreement, any other agreement, a policy of insurance or otherwise. The indemnification and advancement of expenses set forth in this Article 11 shall continue as to an Indemnitee who has ceased to be a named Indemnitee and shall inure to the benefit of the heirs, executors, administrators, successors and permitted assigns of such a Person.

Section 11.05. Insurance. The Company may purchase and maintain insurance on behalf of the Indemnitees against any liability asserted against them and incurred by them in such capacity, or arising out of their status as Indemnitees, whether or not the Company would have the power to indemnify them against such liability under this Article 11.

ARTICLE 12
Accounting and Records

Section 12.01. Accounting and Records. The books and records of the Company shall be made and maintained, and the financial position and the results of its operations recorded, at the expense of the Company, in accordance with such method of accounting as is determined by the Managing Member. The books and records of the Company shall reflect all Company transactions and shall be made and maintained in a manner that is appropriate and adequate for the Company’s business.

Section 12.02. Tax Information. The Managing Member shall exercise commercially reasonable efforts to send, within 75 days after the end of each Fiscal Year to each Person who was a Member at any time during the Fiscal Year, a Schedule K-1 with respect to the Company and any other information necessary for such Member to file its income tax returns for such Fiscal Year.

ARTICLE 13
Arbitration

The Members shall attempt in good faith to resolve all claims, disputes and other disagreements arising hereunder (each, a “Dispute”) by negotiation. If a Dispute between Members cannot be resolved in such manner, such Dispute shall, at the request of any Member, after providing written notice to the other Members party to the Dispute, be submitted to arbitration in The City of New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The proceeding shall be confidential. The party initially asserting the Dispute (the “Initiating Party”) shall notify the other party (the “Responding Party”) of the name and address of the arbitrator chosen by the Initiating Party and shall specifically describe the Dispute in issue to be submitted to arbitration. Within 30 days of receipt of such notification, the Responding Party shall notify the Initiating Party of its answer to the Dispute, any counterclaim which it wishes to assert in the arbitration and the name and address of the arbitrator chosen by the Responding Party. If the Responding Party does not appoint an arbitrator during such 30-day period, appointment of the second arbitrator shall be made by the American Arbitration Association upon request of the Initiating Party. The two arbitrators so chosen or appointed shall choose a third arbitrator, who shall serve as president of the panel of arbitrators (the “Panel”) thus composed. If the two arbitrators so chosen or appointed fail to agree upon the choice of a third arbitrator within 30 days from the appointment of the second arbitrator, the third arbitrator will be appointed by the American Arbitration Association upon the request of the arbitrators or either of the parties. In all cases, the arbitrators must be persons who are knowledgeable about, and have recognized ability and experience in dealing with, the subject matter of the Dispute. The arbitrators will act by majority decisions. Any decision of the arbitrators shall (a) be rendered in writing and shall bear the signatures of at least two arbitrators, and (b) identify the members of the Panel. Absent fraud or manifest error, any such decision of the Panel shall be final, conclusive and binding on the parties to the arbitration and enforceable by a court of competent jurisdiction. The expenses of the arbitration shall be borne equally by the parties to the arbitration; provided, however, that each party shall pay for and bear the costs of its own experts, evidence and legal counsel, unless the arbitrator rules otherwise in the arbitration. The parties shall complete all discovery within 30 days after the Panel is composed, shall complete the presentation of evidence to the Panel within 15 days after the completion of discovery, and a final decision with respect to the matter submitted to arbitration shall be rendered within 15 days after the completion of presentation of evidence. The Members shall cause to be kept a record of the proceedings of any matter submitted to arbitration hereunder.

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ARTICLE 14
LTIP Units and Class C Units

Section 14.01. LTIP Units.

(a) Issuance of LTIP Units. Pursuant to the OPP or otherwise, the Managing Member may, from time to time, issue LTIP Units to Persons who have provided, or will provide, services to the Company or the Managing Member for such consideration (if any) as the Managing Member may determine to be appropriate, and admit such Persons as Members. Subject to the following provisions of this Section 14.01, the provisions of Article 3, and the special provisions of Sections 14.02 and 6.04(a), LTIP Units shall be treated as Units, with all the rights, privileges and obligations attendant thereto. It is intended that the Company shall maintain at all times a one-to-one correspondence between LTIP Units and Common Units for conversion, distribution and other purposes, including complying with the following procedures:

(i) If an Adjustment Event occurs, then the Managing Member shall make a corresponding adjustment to the LTIP Units to maintain a one-for-one conversion and economic equivalence ratio between Common Units and LTIP Units. If more than one Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously.

(ii) If the Company takes an action affecting the Common Units other than actions specifically described in the definition of Adjustment Events and, in the opinion of the Managing Member such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the Managing Member shall have the right to make such adjustment to the LTIP Units, to the extent permitted by law and by the OPP, in such manner and at such time as the Managing Member, in its sole discretion, may determine to be appropriate under the circumstances.

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(iii) If an adjustment is made to the LTIP Units as herein provided, the Managing Member shall file promptly in the books and records of the Company a certificate of the Managing Member setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after the filing of such certificate, the Company shall mail a notice to each LTIP Unitholder setting forth the adjustment to its LTIP Units and the effective date of such adjustment.

(b) Priority. Subject to the provisions of this Section 14.01 and Section 14.02 and Section 5.01(a)(ii), the LTIP Units shall rank pari passu with the Common Units as to the payment of regular and special periodic or other distributions and, subject to Section 10.01(f), distribution of assets upon liquidation, dissolution or winding up. As to the payment of distributions upon liquidation, dissolution or winding up, any class or series of Partnership Interests which by its terms specifies that it shall rank junior to, or pari passu with, or senior to the Common Units also shall rank junior to, or pari passu with, or senior to, respectively, the LTIP Units.

(c) Special Provisions. LTIP Units shall be subject to the following special provisions:

(i) LTIP Awards. LTIP Units may, in the sole discretion of the Managing Member, be issued subject to vesting, forfeiture and additional restrictions on transfers pursuant to the terms of the OPP. The terms of the OPP may be modified by the Managing Member from time to time in its sole discretion, subject to any restrictions on amendment imposed by the OPP. LTIP Units that have vested under the terms of the OPP are referred to as “Vested LTIP Units”; all other LTIP Units shall be treated as “Unvested LTIP Units.”

(ii) Forfeiture. Unless otherwise specified in the OPP, upon the occurrence of any event specified in the OPP as resulting in either the right of the Company or the Managing Member to repurchase LTIP Units at a specified purchase price or some other forfeiture of any LTIP Units, if the Company or the Managing Member exercises such right of repurchase or forfeiture in accordance with the OPP, the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the OPP, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with respect to a Company Record Date prior to the effective date of the forfeiture. In connection with any repurchase or forfeiture of LTIP Units, the LTIP Economic Capital Account Balance of the LTIP Unitholder with respect to remaining LTIP Units, if any, shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 6.04(a), with respect to such remaining LTIP Units.

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(iii) Conversion to Class C Units. Vested LTIP Units shall be converted into Class C Units in accordance with Section 14.02.

(iv) Legend. Any certificate evidencing an LTIP Unit shall bear an appropriate legend indicating that additional terms, conditions and restrictions on transfer apply to the LTIP Unit.

(d) Liquidation Value of LTIP Units upon Issuance, and Safe Harbor Election.

(i) LTIP Units are intended to qualify as a “profits interest” in the Company issued to a new or existing Member in a partner capacity for services performed or to be performed to or for the benefit of the Company within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343, and Rev. Proc. 2001-43, 2001-2 C.B. 191, the Code, the Treasury Regulations, and other future guidance provided by the IRS with respect thereto, and the allocations under Section 6.04(a) shall be interpreted in a manner that is consistent therewith.

(ii) The Members agree that the Managing Member may make a Safe Harbor Election, on behalf of itself and of all Members, to have the Safe Harbor apply irrevocably with respect to LTIP Units transferred in connection with the performance of services by a Partner in a partner capacity. The Safe Harbor Election shall be effective as of the date of issuance of such LTIP Units. If such election is made, (A) the Company and each Member agree to comply with all requirements of the Safe Harbor with respect to all interests in the Company transferred in connection with the performance of services by a Member in a partner capacity, whether such Member was admitted as a Member or as the transferee of a previous Member, and (B) the Managing Member shall cause the Company to comply with all record-keeping requirements and other administrative requirements with respect to the Safe Harbor as shall be required by proposed or final regulations relating thereto.

(iii) The Members agree that if a Safe Harbor Election is made by the Managing Member, (A) each LTIP Unit issued hereunder is a Safe Harbor Interest, (B) each LTIP Unit represents a profits interest received for services rendered or to be rendered to or for the benefit of the Company by the LTIP Unitholder in his or her capacity as a Member or in anticipation of becoming a Member, and (C) the fair market value of each LTIP Unit issued by the Company upon receipt by the LTIP Unitholder as of the date of issuance is zero (plus the amount, if any, of any Capital Contributions made to the Partnership by such LTIP Unitholder in connection with the issuance of such LTIP Unit), representing the liquidation value of such interest upon receipt (with such valuation being consented to and hereby approved by all the Members).

(iv) Each Member, by signing this Agreement or by accepting such transfer, hereby agrees (A) to comply with all requirements of any Safe Harbor Election made by the Managing Member with respect to each LTIP Unitholder’s Safe Harbor Interest, (B) that each LTIP Unitholder shall take into account of all items of income, gain, loss, deduction and credit associated with its LTIP Units as if they were fully vested in computing its federal income tax liability for the entire period during which it holds the LTIP Units, (C) that neither the Company nor any Member shall claim a deduction (as wages, compensation or otherwise) for the fair market value of such LTIP Units issued to a holder of such LTIP Units, either at the time of grant of the LTIP Units or at the time the LTIP Units become substantially vested, and (D) that to the extent that such profits interest is forfeited after the date hereof, the Company shall make special forfeiture allocations of gross items of income, deduction or loss (including, as may be permitted by or under Treasury Regulations (or other rules promulgated) to be adopted, notional items of income, deduction or loss) in accordance with the Treasury Regulations to be adopted under Sections 704(b) and 83 of the Code.

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(v) The Managing Member shall file or cause the Company to file all returns, reports and other documentation as may be required, as reasonably determined by the Managing Member, to perfect and maintain any Safe Harbor Election made by the Managing Member with respect to granting of each LTIP Unitholder’s Safe Harbor Interest.

(vi) The Managing Member hereby is authorized and empowered, without further vote or action of the Members, to amend this Agreement to the extent necessary or helpful in accordance with the advice of Company tax counsel or accountants to sustain the Company’s position that (A) it has complied with the Safe Harbor requirements in order to provide for a Safe Harbor Election and it has ability to maintain the same, or (B) the issuance of the LTIP Units is not a taxable event with respect to the LTIP Unitholders, and the Managing Member shall have the authority to execute any such amendment by and on behalf of each Member pursuant to the power of attorney granted by this Agreement. Any undertaking by any Member necessary or desirable to (1) enable or preserve a Safe Harbor Election, or (2) otherwise to prevent the issuance of LTIP Units to LTIP Unitholders from being a taxable event may be reflected in such amendments and, to the extent so reflected, shall be binding on each Member.

(vii) Each Member agrees to cooperate with the Managing Member to perfect and maintain any Safe Harbor Election, and to timely execute and deliver any documentation with respect thereto reasonably requested by the Managing Member, at the expense of the Company.

(viii) No Transfer of any interest in the Company by a Member shall be effective unless prior to such Transfer, the assignee or intended recipient of such interest shall have agreed in writing to be bound by the provisions of this Section 14.01(d), in a form reasonably satisfactory to the Managing Member.

(ix) The provisions of this Section 14.01(d) shall apply regardless of whether or not an LTIP Unitholder files an election pursuant to Section 83(b) of the Code.

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(x) The Managing Member may amend this Section 14.01(d) as it deems necessary or appropriate to maximize the tax benefit of the issuance of LTIP Units to any LTIP Unitholder if there are changes in the law or Treasury Regulations concerning the issuance of partnership interests for services.

Section 14.02. Conversion of LTIP Units.

(a) Conversion. At such time as (i) the LTIP Economic Capital Account Balance attributable to an LTIP Unit is equal to the Common Unit Economic Balance, each such balance determined on a per unit basis as of the effective date of conversion, and (ii) 30 days following the date on which such LTIP Unit became a Vested LTIP Unit (the “LITP Conversion Date”), such Vested LTIP Unit shall automatically convert into one fully paid and non-assessable Class C Unit, giving effect to all adjustments (if any) made pursuant to Section 14.01. Each LTIP Unitholder covenants and agrees with the Company that all LTIP Units to be converted pursuant to this Section 14.02(a) shall be free and clear of all liens. The conversion of Vested LTIP Units shall occur automatically after the close of business on the applicable LTIP Conversion Date without any action on the part of such holder of Vested LTIP Units, as of which time such holder of Vested LTIP Units shall be credited on the books and records of the Company with the issuance as of the opening of business on the next day of the number of Class C Units issuable upon such conversion. For purposes of determining the LTIP Economic Capital Account Balance attributable to a Vested LTIP Unit, allocations pursuant to Section 6.04(a) shall be made in such a manner so as to allow the greatest number of LTIP Units to convert pursuant to this Section 14.02(a) at any time.

(b) Impact of Conversion for Purposes of Section 6.04(a). For purposes of making future allocations under Section 6.04(a), the portion of the LTIP Economic Capital Account Balance of the applicable LTIP Unitholder shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the LTIP Unit Economic Balance.

Section 14.03. Class C Units.

(a) It is intended that the Company shall maintain at all times a one-to-one correspondence between Class C Units and Class A Units for conversion, distribution and other purposes, including without limitation complying with procedures similar to the procedures applicable to LTIP Units in Section 14.01(a)(i).

(b) Exchange of Class C Units. A Member holding Class C Units shall have the right, but not the obligation, to exchange all or a portion of its Class C Units for shares of Class A Stock; provided, however, that a Member holding Class C Units shall be required to exchange one Operating Subsidiary Class C Unit in each Operating Subsidiary for one share of Class A Stock. The other terms, conditions and restrictions with respect to such an exchange will be contained in an exchange rights agreement among the Member holding Class C Units, PubCo and the Operating Subsidiaries, to be entered into at the time any LTIP Units held by such Member are first converted to Class C Units (the “Class C Exchange Agreement”). The form of the Class C Exchange Agreement governing the exchange of Class C Units hereafter shall be determined by the Managing Member. If, as a result of an exchange pursuant to this Section 14.03(b) and the terms of a Class C Exchange Agreement, PubCo acquires (in any manner) Class C Units, each such Class C Unit acquired by PubCo will automatically convert into one Class A Unit.

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ARTICLE 15
Miscellaneous Provisions

Section 15.01. Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement and understanding by the Members with respect to the subject matter hereof and supersede any prior agreement or understanding by the Members with respect to such subject matter.

Section 15.02. Binding on Successors. The terms of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

Section 15.03. Power of Attorney.

(a) Each of the Members hereby irrevocably makes, constitutes and appoints the Managing Member as such Member’s true and lawful representative and attorney-in-fact in such Member’s name, place and stead, (i) to make, execute, sign and file all instruments, documents and certificates which, from time to time, may be required to set forth any duly adopted amendment to this Agreement, and (ii) to execute, implement and continue the valid and subsisting existence of the Company or to qualify and continue the Company as a foreign limited liability company in all jurisdictions in which the Company may conduct business. Such power of attorney is coupled with an interest and shall survive and continue in full force and effect notwithstanding the subsequent withdrawal from the Company of any Member for any reason and shall survive and shall not be affected by the disability or incapacity of such Member.

(b) If any Person other than the Managing Member, PubCo or RCAP becomes a Member, such Person shall execute a power of attorney, in form reasonably acceptable to the Managing Member, irrevocably appointing the Managing Member as such Member’s true and lawful representative and attorney-in-fact in such Member’s name, place and stead, (i) to make, execute, sign and file all instruments, documents and certificates which, from time to time, may be required to set forth any duly adopted amendment to this Agreement, and (ii) to execute, implement and continue the valid and subsisting existence of the Company or to qualify and continue the Company as a foreign limited liability company in all jurisdictions in which the Company may conduct business. Such power of attorney shall be coupled with an interest and shall survive and continue in full force and effect notwithstanding the subsequent withdrawal from the Company of any Member for any reason and shall survive and shall not be affected by the disability or incapacity of such Member.

Section 15.04. Governing Law. This Agreement and the rights of the parties hereunder will be governed by, construed and enforced in accordance with the laws of the State of Delaware without regard to conflicts of law principles thereof.

Section 15.05. Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

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Section 15.06. Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held illegal, invalid or unenforceable, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby.

Section 15.07. Notices. Any notice, request, demand, approval, consent, waiver or other communication required or permitted to be given or to be served upon the Company or any Member in connection with this Agreement (each, a “Notice”) shall be in writing and shall be (a) delivered in person, (b) sent by facsimile transmission (with the original thereof also contemporaneously given by another method specified in this Section 15.07), (c) sent by a nationally-recognized overnight courier service, or (d) sent by certified or registered mail (postage prepaid, return receipt requested), to the address of such Member specified in Exhibit A, or if to the Company, at its principal office. Any Member or the Company may change its address for Notices by giving Notice of such other address as it, he or she may from time to time designate to all the Members and the Company. Any Notice shall only be duly given and effective upon receipt (or refusal of receipt).

Section 15.08. Amendments.

(a) Subject to Sections 10.01(a), 15.08(b), 15.08(c) and 15.08(d) and Article 14, the Managing Member may, at any time, and from time to time, amend or waive, in whole or in part, this Agreement; provided, however, that, to the extent such amendment or waiver would disproportionately and adversely affect any Member or Members in a manner that is different than the other Members, such amendment or waiver may not be effected without the consent of such disproportionately and adversely affected Member or Members.

(b) Notwithstanding anything to the contrary contained herein, the prior written consent of RCAP shall required for any amendment to or waiver of: (i) Section 2.08; (ii) Section 3.02; (iii) Section 3.03; (iv) Section 3.04; (iii) Section 5.02; (iv) Section 10.01; (v) this Article 15; or (vi) any other provision of this Agreement expressly giving one or more of RCAP and/or the Permitted Transferee Members of RCAP any approval or consent right. For the avoidance of doubt, RCAP’s rights under this Section 15.08(b) are in addition to, and not in limitation of, its rights under Section 15.08(a).

(c) If (i) any amendment or waiver of this Agreement would disproportionately and adversely affect the Members holding Units of a particular class in a manner that is different than the Members holdings Units of the other classes (but for the operation of this Section 15.08(c)), and (ii) a Majority in Interest of the Members holding Units of such particular class have consented to such amendment or waiver, then such amendment or waiver shall be deemed not to disproportionately and adversely affect any Member or Members holding Units of such particular class for purposes of the proviso contained in Section 15.08(a).

(d) The creation or issuance of any Units of any class or series, whether ranking senior to, junior to, or on a parity with, the Class C Units or the LTIP Units with respect to distributions and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to disproportionately and/or adversely affect any Member or Members holding Class C Units or LTIP Units for purposes of the proviso contained in Section 15.08(a).

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Section 15.09. Consent to Jurisdiction and Venue. Subject to Article 13, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought and maintained exclusively in the United States District Court for the Southern District of New York or the Supreme Court of the State of New York located in the County of New York. Each of the parties irrevocably consents to submit to the personal jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding. Process in any such suit, action or proceeding in such courts may be served, and shall be effective, on any party anywhere in the world, whether within or without the jurisdiction of any such court, by any of the methods specified for the giving of Notices pursuant to Section 15.07. Each of the parties irrevocably waives, to the fullest extent permitted by law, any objection or defense that it may now or hereafter have based on venue, inconvenience of forum, the lack of personal jurisdiction and the adequacy of service of process (as long as the party was provided Notice in accordance with the methods specified in Section 15.07) in any suit, action or proceeding brought in such courts.

[signature pages follow]

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IN WITNESS WHEREOF, the undersigned Members have duly executed this Agreement as of the date first written above.

RCS CAPITAL CORPORATION

By:
Name:
Title:

RCAP HOLDINGS, LLC

By:
Name:
Title:

Exhibit A

Name and Address of Member	Interest	Percentage Interest
RCS Capital Corporation 405 Park Ave., 15th Floor New York, NY 10022 Attention: Legal Counsel	[ ] Class A Units	[ ]%
RCAP Holdings, LLC 405 Park Ave., 15th Floor New York, NY 10022 Attention: Legal Counsel	[ ] Class B Units	[ ]%